UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

Proxy Statement Pursuant to Section 14 (a) of the Securities Exchange Act of 1934

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Inter Parfums, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Inter Parfums, Inc.

551 Fifth Avenue

New York, New York 10176

Notice of Annual Meeting of Shareholders

to be Held on September 14, 2023

To the Shareholders of Inter Parfums, Inc.:

The annual meeting of shareholders of Inter Parfums, Inc. (the “company”) will be held at the offices of the company, at 10:00 A.M., New York City Time, on September 14, 2023, at

Inter Parfums, Inc.

551 Fifth Avenue

New York, NY 10176

Tel: 212.983.2640

for the following purposes:

1.	To elect a board of directors consisting of nine (9) members to hold office until our next annual meeting and until their successors are elected and qualified;

2.	To vote for the advisory resolution to approve executive compensation to our name executive officers;

3.	To vote for the advisory resolution on the frequency of future advisory votes concerning compensation of our named executive officers;

4.	To approve the adoption of an amendment to our 2016 Option Plan to provide for the provision of automatic grants of stock options to purchase 1,500 shares of our common stock on the last business day of each calendar year to independent directors effective as of this past December 31, 2022, which has already been approved by the entire Board of Directors;

5.	To ratify the appointment by the Board of Directors of Mazars USA LLP, to serve as the independent auditor for the current fiscal year; and

6.	To consider and transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

The board of directors has fixed the close of business on July 18, 2023 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. The list of shareholders entitled to vote at the annual meeting may be examined by any shareholder at our offices at 551 Fifth Avenue, New York, New York 10176, during the ten day period prior to September 14, 2023.

By Order of our Board of Directors

Dated: August 1, 2023	Amanda Seelinger, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

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INTER PARFUMS, INC. PROXY STATEMENT

Important Notice

Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on September 14, 2023

●	This proxy statement and the company’s annual report to shareholders for fiscal year ended December 31, 2022 are available at:

http://annualmeeting.interparfumsinc.com/

●	Accessing this website will not infringe upon your anonymity.

GENERAL

This proxy statement is furnished by the board of directors of our company, Inter Parfums, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of our shareholders being held on September 14, 2023 and at any adjournments of the annual meeting. For purposes of this proxy statement, unless the context otherwise indicates, the terms the “company,” “us” or “our” refer to Inter Parfums, Inc.

This proxy statement will be mailed to shareholders beginning approximately August 7, 2023. If a proxy in the accompanying form is properly executed and returned, then the shares represented by the proxy will be voted as instructed on the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by providing written notice of revocation to the company’s Secretary or by a shareholder voting in person at the annual meeting.

All properly executed proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions marked on the proxy or as otherwise stated in the proxy. Unless instructions to the contrary are indicated, proxies will be voted

●	FOR the election of the 9 directors referred to in this proxy statement

●	FOR the advisory resolution to approve executive compensation for our named executive officers

●	FOR the advisory resolution on the frequency of future advisory votes concerning compensation of our named executive officers to be held every year

●	FOR the adoption of an amendment to our 2016 Option Plan to provide for the provision of automatic grants of stock options to purchase 1,500 shares of our common stock on the last business day of each calendar year to independent directors effective as of this past December 31, 2022, which has already been approved by the entire Board of Directors

●	FOR the ratification of Mazars USA LLP as the independent auditor of the company for fiscal year ending December 31, 2023

In addition, the persons holding the proxies will consider and vote upon such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

A copy of the company’s annual report for fiscal year ended December 31, 2022, which contains financial statements audited by the company’s independent registered public accounting firm, is being mailed to the company’s shareholders along with this proxy statement.

We will bear the cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report, as well as maintaining our internet website where you can obtain copies of this proxy statement and annual report to shareholders. In addition to the solicitation of the proxies by mail, some of our officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telecopier, or e-mail. We may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of our common stock. We will reimburse these persons for their expenses in forwarding soliciting material.

VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

Our board of directors fixed the close of business on July 18, 2023 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only holders of our common stock on the record date will be able to vote at the annual meeting.

At July 18, 2023, 31,943,342 shares of our common stock outstanding. Each share of our common stock will entitle the holder of such share to one vote. None of our company’s shareholders have cumulative voting rights. Holders of shares of our common stock are entitled to vote on all matters. We also have 1,000,000 authorized shares of preferred stock, $.001 par value per share, none of which are outstanding.

The holders of a majority of the total number of outstanding shares of our common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the annual meeting. Properly executed proxies marked “abstain,” as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting (“broker non-votes”), will be considered “present” for purposes of determining whether a quorum has been achieved at the annual meeting.

The nine (9) nominees to our board of directors receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of our common stock present in person or by proxy at the annual meeting, but not voted for any reason will have no impact on the election of our board of directors. With respect to the advisory proposal to approve the compensation of our named executive officers, the advisory proposal to approve the frequency of votes to approve the compensation of our named executive officers, the amendment to the 2016 Stock Option Plan, as well as the ratification of the appointment of our independent auditors, the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting is required for approval.

Other matters that may be submitted to our shareholders for a vote at the annual meeting, if any, will require the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting for approval, unless we advise you otherwise. If any matter proposed at the annual meeting must receive a specific percentage of favorable votes for approval, then abstentions in respect of such proposal are treated as present and entitled to vote under Delaware, law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

Members of our management have been informed that Messrs. Jean Madar and Philippe Benacin, the beneficial owners of our two largest shareholders, have a verbal agreement or understanding to vote their shares in a like manner, and intend to vote in favor of all of the nominees for directors. Therefore, all of the nominees are likely to be elected. Also, members of our management have been informed that Messrs. Jean Madar and Philippe Benacin intend to vote in favor of the proposals to approve executive compensation of our named executive officers, the frequency of voting to approve executive compensation of our named executive officers, amend the 2016 Stock Option Plan, as well as ratify the appointment of our independent auditors, and therefore, it is likely that such proposals will be passed as recommended by our management.

We know of no business other than the proposals discussed above that will be presented for consideration at the annual meeting. If any other matter is properly presented, then it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The following table sets forth information with respect to the beneficial ownership of our common stock by (a) each person we know to be the beneficial owner of more than 5% of our outstanding common stock, (b) our executive officers and directors and (c) all of our directors and officers as a group. Messrs. Madar and Benacin own 99.99% of their respective personal holding companies. At July 18, 2023, 31,943,342 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]		Approximate Percent of Class
Jean Madar c/o Interparfums, SA 10 rue de Solférino 75007 Paris, France	7,116,741	[2]	22.2%
Philippe Benacin c/o Interparfums, SA 10 rue de Solférino 75007 Paris, France	6,906,064	[3]	21.5%
Michel Atwood c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	0		NA
Philippe Santi Interparfums, SA 10 rue de Solférino 75008, Paris, France	0		Less than 1%
Francois Heilbronn 60 Avenue de Breteuil 75007 Paris, France	28,938	[4]	Less than 1%
Robert Bensoussan c/o Sirius Equity LLP 52 Brook Street W1K 5DS London, UK	11,375	[5]	Less than 1%
Patrick Choël 140 Rue de Grenelle 75007, Paris, France	7,375	[6]	Less than 1%
Michel Dyens Michel Dyens & Co. 17 Avenue Montaigne 75007 Paris, France	7,875	[7]	Less than 1%
Veronique Gabai-Pinsky 200 East End Avenue New York, NY 10128	2,875	[8]	Less than 1%
Gilbert Harrison Harrison Group 745 Fifth Avenue, Suite 514 New York, NY 10151	3,125	[9]	Less than 1%
Frederic Garcia-Pelayo Interparfums, SA 10 rue de Solférino 75008, Paris, France	800	[10]	Less than 1%
Kappauf (Director Nominee) Jumeirah 1, 30th C Street Villa 76 Dubai, United Arab Emirates	0		0
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	2,789,318	[11]	8.8%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,983,427	[12]	6.2%
All Directors and Officers (As a Group 10 Persons)	14,085,168	[13]	43.9%

[1]	All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated. Options which are exercisable within 60 days are included in beneficial ownership calculations.
[2]	Consists of 24,400 shares held directly, 7,032,341 shares held indirectly through Jean Madar Holding SAS, a personal holding company, and options to purchase 60,000 shares.

[3]	Consists of 6,846,064 shares held indirectly through Philippe Benacin Holding SAS, a personal holding company, and options to purchase 60,000 shares.

[4]	Consists of 26,063 shares held directly and options to purchase 2,875 shares for Mr. Heilbronn.

[5]	Consists of 7,500 shares held directly and options to purchase 2,875 shares for Mr. Bensoussan.

[6]	Consists of 4,250 shares held directly and options to purchase 2,825 shares for Mr. Choël.

[7]	Consists of 5,000 shares held directly and options to purchase 2,875 shares for Mr. Dyens.

[8]	Consists of shares of common stock underlying options for Ms. Gabai-Pinsky.

[9]	Consists of shares of common stock underlying options for Mr. Harrison.

[10]	Consists of shares of common stock underlying options for Mr. Garcia-Pelayo.

[11]	Information based upon Schedule 13G of Blackrock, Inc. dated January 25, 2023 as filed with the Securities and Exchange Commission.

[13]	Information based upon Schedule 13G Amendment 5 of The Vanguard Group, an investment advisor, dated February 9, 2023 as filed with the Securities and Exchange Commission.
[14]	Consists of 13,947,118 shares held directly or indirectly, and options to purchase 138,050 shares.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The members of our board of directors are each elected with a plurality of votes cast in favor of their election for a one-year term or until their successors are elected and qualify. With the exception of Philippe Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between executive officers or directors of our company.

All ten (10) incumbent directors, Jean Madar, Philippe Benacin, Michel Atwood, Philippe Santi, Francois Heilbronn, Robert Bensoussan, Patrick Choël, Michel Dyens, Veronique Gabai-Pinsky and Gilbert Harrison were elected at our annual meeting held in September 2022. However, Messrs. Patrick Choël and Michel Dyens are not seeking reelection and stepping down from the board of directors at the 2023 annual meeting, and we are decreasing the size of our board of directors to nine (9) members. The remaining eight (8) incumbent directors, Jean Madar, Philippe Benacin, Michel Atwood, Philippe Santi, Francois Heilbronn, Robert Bensoussan, Veronique Gabai-Pinsky, and Gilbert Harrison, along with a first-time nominee, Kappauf, are all put forth as nominees for election to the board of directors.

Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable or unwilling to serve, then the shares represented by properly executed proxies will be voted at the discretion of the person named in the proxies for another person designated by our board of directors.

Business Experience

The following sets forth biographical information as to the business experience of each executive officer and director of our company for at least the past five years.

Jean Madar

Jean Madar, age 62, a Director, has been the Chairman of the Board since our Company’s inception, and is a co-founder of our Company with Mr. Philippe Benacin. From inception until December 1993, he was the President of our Company; in January 1994, he became Director General of Interparfums, SA, our Company’s subsidiary; and in January 1997, he became Chief Executive Officer of our Company. Mr. Madar was previously the managing director of Interparfums, SA, from September 1983 until June 1985. At such subsidiary, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983. We believe that Mr. Madar’s skills in guiding, leading and determining the strategic direction of our company since its inception together with Mr. Benacin, in addition to his contacts in the fragrance and cosmetic industry, render him qualified to serve as a member of our board of directors.

Philippe Benacin

Mr. Benacin, age 64, a Director, is President of our Company and the Chief Executive Officer of Interparfums, SA, has been the Vice Chairman of the Board since September 1991, and is a co-founder of our Company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, he has been the President of our Company and Chief Executive Officer of Interparfums, SA for more than the past five years. Mr. Benacin graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983. In June 2014 Mr. Benacin was elected as a member of the Supervisory Board of Vivendi, and Chairman of its Corporate Governance, Nominations and Remuneration Committee. We believe that Mr. Benacin’s skills in guiding, leading and determining the strategic direction of our company since its inception together with Mr. Madar, in addition to his contacts in the fragrance and cosmetic industry, render him qualified to serve as a member of our board of directors.

Michel Atwood

Mr. Atwood, age 53, became our Chief Financial Officer on September 6, 2022, succeeding Mr. Russell Greenberg, the former Chief Financial Officer, who retired on that same date. Mr. Atwood was first elected to our Board of Directors at the 2022 Annual Meeting held in September 2022.

From September 2018 through March 2022 while at Estée Lauder, Mr. Atwood had strategic oversight for the fragrance category across that company and operational accountability for several of its fragrance brands. He also had senior level merger and acquisition (“M&A”) duties, including acquisition integration and brand divestitures/discontinuations. Over his nearly four years at Estée Lauder, he also drove cross-brand synergies across research and development and supply chain for the fragrance category. From February 2017 to August 2018, he was an independent consultant as an M&A advisor on multiple fragrance license acquisitions and also acted as a private investor.

From 1995 to 2017, Mr. Atwood held several executive positions at Procter & Gamble (“P&G”) in France, Switzerland, Italy and Germany. His final title at P&G was Divisional CFO of Global Prestige Fragrances, leading a 90 member team, and ultimately spearheading the divestiture of that division to Coty. Earlier he was CFO Global Markets – Prestige Fragrances, a business generating over $2 billion in sales, where he headed a globally dispersed team of 60 people supporting the go-to-market organization (affiliates, Travel Retail and distributors) of the Prestige Division. Before that, he was Global Prestige Director of Strategic Planning, Licensing and Acquisition shaping and executing the overall business direction and licensing and acquisition strategy of P&G’s Global Fragrance and Premium skin and cosmetics businesses.

Michel Atwood holds a master’s degree in software engineering from the Institut National des Sciences Appliquées of Lyon, and a master’s in international finance from HEC Paris, the prestigious French business school. He also earned the designation of Certified Management Accountant from the Institute of Management Accountants. He has a truly international background, working/living in France, Switzerland, the U.S., Canada, Turkey, and Italy. We believe that Mr. Atwood’s skills and experience in accounting, international tax, mergers, and acquisitions, as well as his knowledge of the fragrance industry, render him qualified to serve as a member of our board of directors.

Philippe Santi

Philippe Santi, age 61, and a Director since December 1999, is the Executive Vice President and Chief Financial Officer of Interparfums, SA. Mr. Santi, who is a Certified Accountant and Statutory Auditor in France, has been the Chief Financial Officer of Interparfums, SA since February 1995. Prior to February 1995, Mr. Santi was the Chief Financial Officer for Stryker France and an Audit Manager for Ernst and Young. We believe that Mr. Santi’s skills in accounting and tax, as well as his knowledge of the fragrance industry and our Company’s European operations, render him qualified to serve as a member of our board of directors.

Francois Heilbronn

Mr. Heilbronn, age 61, a Director since 1988, an independent director and a member of the Audit Committee, Nominating Committee and the Executive Compensation and Stock Option Committee, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer. He was formerly employed by The Boston Consulting Group, Inc. from 1988 through 1992 as a manager. Mr. Heilbronn graduated from Institut d’ Etudes Politiques de Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co. In addition, during 2009, Mr. Heilbronn became an Associate Professor in Business Strategy at Sciences Po, Paris, France. As the result of his business and financial acumen, as well as his experience as managing partner of a business consulting firm in the area of mergers and acquisitions of large international companies in retail, consumer goods and consumer services throughout the world, we believe Mr. Heilbronn is qualified to serve as a member of our board of directors.

Robert Bensoussan

Robert Bensoussan, age 65, has been a Director since March 1997, and is also an independent director. Mr. Bensoussan is the founder of Sirius Equity Consultants, a retail and branded luxury goods investment company. To date, Mr. Bensoussan remains as an investor in Hapy Sweet Bee Ltd, natural health food products,

He was previously Chairman of Camaïeu, the French retail conglomerate, a board member of Celio International, the French retail conglomerate and Vivarte representing the GLG hedge fund. In the latter part of 2019, Mr. Bensoussan resigned after 6 years as the only non-North American board member of lululemon athletica Inc. Following the successful sale in 2021, Mr. Bensoussan stepped down from the board of Feelunique.com, one of Europe’s largest online beauty retailers after serving 9 years.

He is a member of the Advisory Board of Pictet Bank Premium Brands Fund and sits on the board of Pronovias, the worldwide leader of wedding dresses. Yonderland, Europe’s largest premium outdoor retailer and SNS, a prominent aspirational streetwear and entertainment hub.

Previously Mr. Bensoussan was as director of, and had an indirect ownership interest in, J. Choo Limited until July 2011, and was CEO from 2001 to 2007, and was a member of the Board of Jimmy Choo Ltd, from 2001 to 2011, which had been a privately held luxury shoe wholesaler and retailer.

We believe Mr. Bensoussan is qualified to serve as a member of our board of directors due to his business and financial acumen, as well as his experience in the retail and branded luxury goods market.

Patrick Choël

Mr. Choël, age 79, was appointed to the board of directors in June 2006 as an independent director, and is a member of the Audit Committee, Nominating Committee and the Executive Compensation and Stock Option Committee. Mr. Choël is a director of our majority-owned subsidiary, Interparfums, SA, a publicly held company, and Christian Dior a privately held company. For approximately 10 years, through March 2004, Mr. Choël was the President and CEO of two divisions of LVMH Moet Hennessy Louis Vuitton S.A., first Parfums Christian Dior, a leading world-wide prestige beauty/fragrances business, and later, the LVMH Perfumes and Cosmetics Division, which included such well-known brands as Parfums Christian Dior, Guerlain, and Parfums Givenchy, among others. Prior to such time, for approximately 30 years, he held various executive positions at Unilever, including President and CEO of Elida Fabergé France and President and CEO of Chesebrough Pond’s USA. Mr. Choel is stepping down from our board of directors at the 2023 annual meeting.

Michel Dyens

Michel Dyens, age 82 and an independent director, is the Founder, Chairman and Chief Executive Officer of Michel Dyens & Co., which he founded over 25 years ago. With headquarters in New York and Paris, Michel Dyens & Co. is a leading independent investment banking firm focused on mergers and acquisitions. Michel Dyens & Co. has vast experience in luxury goods, beauty, spirits and other premium branded consumer goods in which it has concluded numerous landmark deals. Michel Dyens & Co. has advised in such deals as the sale of the Grey Goose ultra-premium vodka brand to Bacardi, the acquisition of the luxury Swiss watchmaker Hublot by LVMH, the sale of the Harry Winston to Aber Diamond Corporation and Boucheron to Kering. Michel Dyens & Co. represented the owners of Liaigre, the luxury furniture brand, in the sale to Symphony International and Navis Capital, and Casa Dragones, the ultra-premium tequila, in the sale to BDT Partners (Byron Trott).

In 2021, Michel Dyens & Co. represented the owners of Buly, the luxury French fragrance and beauty brand, in the sale to LVMH and the owners of Blissim, the French leader in beauty subscription e-commerce, and online beauty retail for an investment by Raise Investissement. In addition, he has just sold We11done, the Korean contemporary fashion and lifestyle brand, to Sequoia Capital.

Michel Dyens & Co. was the exclusive advisor to Creed in the sale of the ultra-luxury fragrance company Creed BlackRock Long Term Private Capital, and represented Mr. Chin Wook Lee, the founder and CEO of Dr. Jart+, in the sale of Have & Be Co. Ltd. to The Estée Lauder Companies. Michel Dyens & Co. also advised the owner of the ultra-luxury fragrance brand By Kilian, in the sale to Estée Lauder. Michel Dyens & Co. advised the shareholders of the largest independent hair color and hair care company in Brazil, Niely Cosmeticos in the sale of the company to L’Oréal, as well as the owner of the super-premium liqueur St-Germain in the sale of the brand to Bacardi, the Colomer Group (American Crew and CND/Shellac brands) in its sale to Revlon, and Sidney Frank Importing Company in the sale of the company to Jaegermeister. Other transactions include the sale of the Essie cosmetics business to L’Oréal, the sale of TIGI (BedHead and Catwalk brands) to Unilever, the luxury hair care brand Christophe Robin to The Hut Group, the thinning hair brand NIOXIN Research Laboratories to Procter & Gamble, John Frieda Professional Hair Care and Molton Brown to the Kao Corporation, the Svedka vodka brand to Constellation Brands and Chambord liqueur to Brown-Forman.

In the mission-driven field, Michel Dyens & Co. recently represented ClimateCare, a prominent UK carbon-offset business, in the sale to Averna Capital and represented the founders of Caboo Paper Products a Vancouver, Canada-based tree-free household paper products brand, for an investment by sustainability-focused venture capital firm Renewal Funds. Among other recent transactions, Michel Dyens & Co. recently represented the Fairtrade and organic coffee brand Ethical Bean Coffee in the sale to Kraft Heinz, and as well as Alter Eco Americas, a leading organic chocolate brand, which we sold to NextWorld Evergreen.

In healthy and premium food, Michel Dyens & Co. represented the Fairtrade and organic coffee brand Ethical Bean Coffee in the sale to Kraft Heinz, and as well as Alter Eco Americas, a leading organic chocolate brand, which it sold to NextWorld Evergreen.

From April 2004 to September 2014, Mr. Dyens was an independent director of Interparfums, SA. Mr. Dyens is stepping down from our board of directors at the 2023 annual meeting.

Veronique Gabai-Pinsky

Ms. Gabai-Pinsky, age 57, was elected for the first time to our board in September 2017. She became a director of Interparfums, SA in April 2017. She is currently operating a startup specialty fragrance business, and a director of Lifetime Brands (Nasdaq: LCUT), which is in the home goods business. She was President of Vera Wang Group from January 2016 through June 2018, after a year of consulting with the company and she oversaw all product categories and markets. Prior to joining Vera Wang, from 2006 to December 2014, Ms. Gabai-Pinsky was the Global President for Aramis and Designers Fragrances as well as Beauty Bank and Idea Bank at The Estée Lauder Companies, reporting to the Chief Executive Officer of such company. During her tenure, Ms. Gabai-Pinsky developed and ensured the growth of several beauty and skin care brands, including Lab Series for Men. She was highly instrumental in the evolution of the fragrance category for such company, as she improved its overall business model, globally grew brands such as Donna Karan and Michael Kors, evolved and harmonized the portfolio, divested dilutive brands and brought in Tory Burch, Zegna and Marni under licenses. She ultimately actively participated in the acquisitions of Le Labo, Frederic Malle, and By Kilian and assisted in the transformation of the long-term strategic direction of such company.

In the earlier years of her career, Ms. Gabai-Pinsky served as Vice President of Marketing and Communication for Guerlain, a division of LVMH Moet Hennessy Louis Vuitton S.A., where she led the successful re-launch of Shalimar, the introduction of Aqua Allegoria, and contributed to the re-focus of the beauty category around its pillars, Terracotta, Meteorites and Issima, while redesigning all communication strategies and content. She started her career at L’Oréal, and was also Vice President of Marketing for Giorgio Armani, where she was instrumental in the overall development of its fragrance business by developing the successful Acqua di Gio for men and introducing the Emporio Armani franchise. A graduate from ESSEC Business School in Paris, France, she has received several awards, including Marketer of the Year by Women’s Wear Daily in December 2013.

Ms. Gabai-Pinksy is an independent director, and is a member of the Audit Committee, Executive Compensation and Stock Option Committee and the Nominating Committee of our Company. We believe Ms. Gabi-Pinsky is qualified to serve as a member of our board of directors due to her more than 25 years of experience in the luxury, fashion, beauty and fragrance fields, success as a brand builder, creative thinker, business acumen, and a broad understanding of consumers, brands and business models.

Gilbert Harrison

Mr. Harrison, age 82, an independent director, was appointed to our board in April 2018. Mr. Harrison has more than 50 years of experience in corporate finance and strategic transactions, specializing in the consumer products space. He began his career in 1965 practicing corporate and securities law in New York and Philadelphia. In 1971 he founded Financo, which he grew to become one of the leading independent middle market transaction firms in the country. In 1985, Financo was acquired by Lehman Brothers, where the firm’s primary efforts were focused on increasing its expertise in retail, apparel and other merchandising transactions of all types. At Lehman, Mr. Harrison was Chairman of the Merchandising Group and on the firm’s Investment Banking Operating Committee while continuing as Chairman of Financo, which was renamed the Middle Market Group of Lehman. In 1989, he re-acquired Financo from Lehman, re-establishing Financo as one of the leading investment banking firms handling transactions and providing strategic advice in connection with merchandising companies. Mr. Harrison retired as Chairman of Financo in December of 2017, after which he formed the Harrison Group, a firm that provides consulting and financial advisory services to merchandising and products companies.

Mr. Harrison’s other activities include his membership on the Advisory Council of the World Retail Congress, Shoptalk and the Financial Times Business of Luxury Summit. Additionally, he has created a course on mergers and acquisitions at The Wharton School and has published various articles and academic studies on the state of retailing and mergers and acquisitions, including a chapter in the book entitled, “The Mergers and Acquisitions Handbook.” Mr. Harrison lectures throughout the country, including chairing seminars for Retail Week as well as for the International Council of Shopping Centers, the National Retail Federation, Young President’s Center, The Wharton Aresty Institute of Executive Education and The President’s Association of the American Management Association. He also appears frequently on Bloomberg TV and CNBC as an expert on retail and apparel.

Mr. Harrison received a Bachelor of Science in Economics from The Wharton School of The University of Pennsylvania in 1962 and his Juris Doctor from The University of Pennsylvania Law School in 1965. He is also Chairman of the Fashion Division of UJA, Treasurer and a Board member of the Southampton Hospital, Director of the Peggy Guggenheim Collection, and former Board member of the Wharton School of the University of Pennsylvania. We believe Mr. Harrison is qualified to serve as a member of our board of directors due to his tremendous depth and breadth of knowledge about the merchandising and consumer industry, and he has a long track record of facilitating value-creating transactions for companies in this sector. Mr. Harrison’s autobiography, Deal Junky, was published in January 2022.

Kappauf

Gerard Kappauf (“Kappauf”), age 61, a director nominee, was born in Madagascar. After studying Classic Literature at the Sorbonne in Paris, he attended the San Francisco Art Institute on a scholarship and worked as a special effects make-up artist in Los Angeles. Upon traveling to Paris, Kappauf became interested in fashion and worked at a Jean Paul Gaultier fashion show. Thanks to this experience, he began to expand his network by meeting emblematic figures in the industry such as Paco Rabanne. While providing marketing and acquisition consulting services to L’Oréal Group during the tenure of Lindsay Owen Jones as its Chairman, in a bid for independence and emancipation he founded his own magazine in 1992, Citizen K.

Through Citizen K, he realized his ambition to launch a major magazine for a wide audience on fashion, luxury, culture, and the art of living, truly different from the magazines already in existence. Citizen K magazine then became Citizen K International in 2012, a benchmark in fashion, luxury, and lifestyle. Kappauf expanded the magazine’s offering with the launch of Citizen K Homme in 2013, and 2014 was the year of change for Citizen K International with a new format and a fresh look.

In 2016 Kappauf’s launched Citizen K Arabia. This title, distributed in the Middle East, benefits from editorial development and format adapted to the market. Although 80% of Citizen K International’s editorial content is contained in Citizen K Arabia, this magazine still features 20% of content tailored to The Emirates and the Middle East. In 2021, Kappauf launched The Kurator, the first a-gender magazine in the Middle East, as a luxury supplement to Gulf News, the leading daily newspaper in the region.

Founded in January 1992 by Kappauf, he has been the Chief Executive Officer, and Creative and Editorial Director of the K Groupe since inception, which owns Citizen K magazines in Paris, as well as Enkore Studio in Dubai. Enkore Studio specializes in visual brand identity, digital content, storytelling and concept development for the fashion, luxury, beauty, and lifestyle industries. Kappauf now lives in Dubai and is currently working on projects in India. We believe that Kappauf’s perspective on fashion, luxury, culture, and the art of living will bring diversity of viewpoints to our Board of Directors.

Nasdaq Board Diversity

As required by the Nasdaq Diversity Rule, the board of directors of our company presently has one (1) member who self-identifies as female, one (1) member who identifies as Hispanic, which complies with the Nasdaq Board Diversity rule. Below is the Nasdaq Board Diversity Matrix, which shows the gender identity and demographic background of our board of directors as they have self-identified. To see our Board Diversity Matrix as of July 2022, please see the proxy statement filed with the SEC on July 22, 2022.

Board Diversity Matrix for INTER PARFUMS INC. As of July 18, 2023

Total Number of Directors	10
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	1	9	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	8	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

THE BOARD RECOMMENDS VOTING “FOR” EACH OF THE BOARD’S NOMINEES ON PROPOSAL No. 1.

 Executive Officers and Directors

As of the date of this proxy statement our executive officers and directors were as follows:

Name	Position
Jean Madar	Chairman of the Board, Chief Executive Officer of Inter Parfums, Inc. and Director General of Interparfums, SA
Philippe Benacin	Vice Chairman of the Board, President of Inter Parfums, Inc. and Chief Executive Officer of Interparfums, SA
Michel Atwood	Director and Chief Financial Officer
Philippe Santi	Director, Executive Vice President and Chief Financial Officer, Interparfums, SA
François Heilbronn	Director
Robert Bensoussan	Director
Patrick Choël	Director
Michel Dyens	Director
Veronique Gabai-Pinsky	Director
Gilbert Harrison	Director
Frederic Garcia-Pelayo	Executive Vice President and Chief Operating Officer of Interparfums, SA

Our directors will serve until the next annual meeting of stockholders and thereafter until their successors shall have been elected and qualified. Messrs. Jean Madar and Philippe Benacin have a verbal agreement or understanding to vote their shares and the shares of their respective holding companies in a like manner.

With the exception of Mr. Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between executive officers or directors of our Company.

Board of Directors

Our board of directors has the responsibility for establishing broad corporate policies and for the overall performance of our Company. Although certain directors are not involved in day-to-day operating details, members of the board of directors are kept informed of our business by various reports and documents made available to them. Our board of directors held 18 meetings (or executed consents in lieu thereof), including meetings of committees of the full board of directors during 2022, and all of the directors attended at least 75% of the meetings (or executed consents in lieu thereof) of the full board of directors and committees of which they were a member. Our board of directors presently consists of ten (10) directors.

We have adopted a Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, as well as other persons performing similar functions, and we agree to provide to any person without charge, upon request, a copy of our Code of Business Conduct. Any person who requests a copy of our Code of Business Conduct should provide their name and address in writing to: Inter Parfums, Inc., 551 Fifth Avenue, New York, NY 10176, Att.: Shareholder Relations. In addition, our Code of Conduct is also maintained on our website, at www.interparfumsinc.com.

During 2022, our board of directors had the following standing committees:

●	Audit Committee – The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent auditor employed by our company which prepare or issue audit reports for our company. During 2022, this committee consisted of Messrs. Heilbronn and Choël, and Ms. Gabai-Pinsky. The charter of the Audit Committee is posted on our Company’s website. Following the election of directors at the 2023 annual meeting, Robert Bensoussan will replace Mr. Choël on the Audit Committee.

The Company does not have an “audit committee financial expert” within the definition of the applicable Securities and Exchange Commission rules. Finding qualified nominees to serve as a director of a public company without the comparable financial resources of other larger, more established companies has been challenging. In addition, despite the applicable Securities and Exchange Commission rule which states that being named as the audit committee financial expert does not impose any greater duty, obligation or liability, our company has been met with resistance from both present and former directors to being named as such, primarily due to potential additional personal liability. However, as the result of the background, education and experience of the members of the Audit Committee, our board of directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee. The Chair of the Audit Committee, Mr. François Heilbronn, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer which is specialized in business strategy and complex financial operations and investments.

●	Executive Compensation and Stock Option Committee – The Executive Compensation and Stock Option Committee oversees the compensation of our Company’s executives and administers our company’s stock option plans. During 2022, this committee consisted of Messrs. Heilbronn and Choël, and Ms. Gabai-Pinsky. Following the election of directors at the 2023 annual meeting, Robert Bensoussan will replace Mr. Choël on the Executive Compensation and Stock Option Committee.

●	Nominating Committee – During 2022, this committee consisted of Messrs. Heilbronn and Choël, and Ms. Gabai-Pinsky. The purpose of the Nominating Committee is to determine and recommend qualified persons to the Board of Directors who will be put forth as management’s slate of directors for vote of the Corporation’s stockholders, as well as to fill vacancies in the Board of Directors. The charter of the Nominating Committee is posted on our Company’s website. Following the election of directors at the 2023 annual meeting, Robert Bensoussan will replace Mr. Choël on the Nominating Committee.

We have adopted a board diversity policy, which provides that the selection of candidates for appointment to our board will be based on an overriding emphasis on merit, but the Nominating Committee will seek to fill board vacancies by considering candidates that bring a diversity of background and industry or related expertise to our board. The Nominating Committee is to consider an appropriate level of diversity having regard for factors such as skills, business and other experience, education, gender, age, ethnicity and geographic location. A copy of the board diversity policy is posted on our company’s website. In addition, Nasdaq has adopted a Board Diversity Rule, which requires Nasdaq listed companies to publicly disclose board-level diversity statistics using a standardized template. By the 2025 annual meeting, we will be required to disclose whether or not we have two directors that are diverse under the applicable Nasdaq rule, and if not, then why not. We do not foresee any issue in complying with Nasdaq Board Diversity Rule at this time.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and any amendments to such forms furnished to us, and written representations from various reporting persons furnished to us, we are not aware of any reporting person who has failed to file the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

Insider Trading Policy

The use of material non-public information in securities transactions (“Insider Trading”) or the communication of such information to others who use it in securities trading (“Tipping”) violates the federal securities laws. Such violations are likely to result in harsh consequences for the individuals involved including exposure to investigations by the SEC, criminal and civil prosecution, disgorgement of any profits realized or losses avoided through use of the non-public information and penalties equal to three times such profits or losses. Further, Insider Trading violations expose the Company, its management, and other personnel acting in supervisory capacities to potential civil liabilities and penalties for the actions of employees under their control who engage in Insider Trading violations.

If a director, officer or employee of our Company is aware of material information relating to the Company, which has not yet been made available to the public for at least two (2) full business days, then such person is prohibited by law as well as by Company policy from trading in the Company’s shares or directly or indirectly disclosing such information to any other persons so that they may trade in the Company’s shares. It is difficult to describe what constitutes “material” information, but one should assume that any information, positive or negative, which might be of significance to an investor in determining whether to purchase, sell or hold our stock, would be material.

Information may be significant for this purpose even if it would not alone determine the investor’s decision. Examples include a potential business acquisition, internal financial information which departs in any way from what the market would expect, important product developments, the acquisition or loss of a major contract, or an important financing transaction. We emphasize that this list is not meant to be exhaustive, but merely illustrative.

Not only is it illegal to engage in Insider Trading or convey such information to others in breach of a duty, it is also generally illegal to “tip” such information to others who may trade in the securities involved or to recommend the purchase or sale of securities to others while you are in possession of such information. It is the policy of the Company that one should never trade while in possession of material, non-public information or tip or communicate such information to others without first receiving authorization from the Company or our counsel. This policy applies to your personal transactions and those indirectly through a spouse, friend, corporation or other entity. This applies to the securities of the Company and of other corporations. Thus, if in the course of the Company’s business, a person learns of material non-public information concerning another corporation (such as a customer or supplier) you should abstain from trading in that corporation’s securities.

Further, this policy applies to securities transactions by individuals who reside in the same household with directors, officers and employees of the Company. Strict compliance with these policies and procedures is expected of all directors, officers and employees and members of their households, and any infringement thereof may result in sanctions, up to and including, termination of office or employment.

Insider Trading Procedure

In addition, to avoid the appearance of impropriety, no trading in the Company’s securities is permitted to take place without compliance with the following rules.

●             The person who intends to trade in the Company’s securities must first contact the Chief Financial Officer of Inter Parfums, Inc., prior to any contemplated purchase or sale.

●             There shall be no trading in the Company’s securities by Company personnel within ten (10) full business days before the earlier of

(i) the issuance of a press release by the Company concerning its periodic financial information, which occurs approximately five (5) to ten (10) business days before the filing with the SEC of the Company’s periodic reports, which are due no later than March 1, May 10, August 9 and November 9 of each year, or

(ii) the actual filing of such periodic reports; and

until two (2) full business days AFTER the actual filing of such periodic reports.

●              There shall also be no trading in the Company’s securities until not less than two (2) full business days after the release of any other press release or filing with the SEC of a Current Report on Form 8-K by the Company.

●              In no event shall there be any trading in the Company’s securities by Company personnel without the prior consent from the Company.

Anti-Hedging Policy

Under the terms of our Anti-Hedging Policy, no officers, employees or members of our board of directors (and their respective family members or any affiliated entities) may engage in hedging or monetization transactions involving our securities, including buying any financial instrument or entering into any transaction that may offset any potential decrease in the market value of stock options or similar security that is granted as compensation. This policy also prohibits all actions to avoid any downward price of such compensation award. This same prohibition applies as well to any other person or company who is holding such equity security for the benefit of our employees, officers, directors or family members. This policy is not intended to prohibit the exercise of our stock options granted under our stock option plans.

Option Grants Policy and Practice

Option grants to officers and employees have historically been granted on the last business day of the calendar year, as the board believes that as a general rule, there should not be any material non-public information available at that time of year. However, no options were granted during in years 2020, 2021 and 2022 to any executive officers, other than Michel Atwood, who received an option grant to purchase 5,000 shares on December 30, 2022, the last day of the calendar year, as part of his initial compensation package. Options have historically been granted at the fair market value on the date of grant with a 6-year term, and vested 20% each year after the first year on a cumulative basis. Options granted to officers and employees terminate upon the termination of association with the Company, for other than death of permanent disability.

Historically, options were granted to independent directors on the first business day of February of each year in accordance with our stock option plan. As the option grant date and number of shares underlying options were determined in our stock option plan, there would be no room for manipulation. In 2022 our board cancelled the automatic option grant on February 1, 2022 in view of determining an alternate form of compensation for the independent directors. However, after discussions with certain financial consultants relating to potential compensation plans in lieu of stock option grants to its independent directors, it was determined that the most favorable way for the independent directors to be compensated was to amend our stock option plan to reinstate the automatic grant of stock options. Accordingly, our board authorized a new automatic grant commencing on the last business day December 30, 2022 to coincide with the historic grant date to officers and employees, and continuing on the last business day of each year thereafter, subject to the approval of our shareholders at this 2023 annual meeting. See proposal no. 4, as we are seeking approval from our shareholders for the adoption of an amendment to our 2016 Option Plan to provide for the provision of automatic grants of stock options to purchase 1,500 shares of our common stock on the last business day of each calendar year to independent directors effective as of this past December 30, 2022.

Executive Compensation

Compensation Discussion and Analysis

General

The executive compensation and stock option committee of our board of directors is comprised entirely of independent directors and oversees all elements of compensation (base salary, annual bonus, long-term incentives and perquisites) of our company’s executive officers and administers our company’s stock option plans, other than the non-employee directors stock option plan, which is self-executing.

The objectives of our compensation program are designed to strike a balance between offering sufficient compensation to either retain existing or attract new executives on the one hand, and maintaining compensation at reasonable levels on the other hand. We do not have the resources comparable to the cosmetic giants in our industry, and, accordingly, cannot afford to pay excessive executive compensation. In furtherance of these objectives, our executive compensation packages generally include a base salary, as well as annual incentives tied to individual performance and long-term incentives tied to our operating performance.

During 2022 and prior years, Mr. Madar, the Chairman and Chief Executive Officer, took the initiative after discussions with Mr. Russell Greenberg, the former Executive Vice President, Chief Financial Officer and board member, and recommended executive compensation levels for executives for United States operations. Mr. Benacin, the Chief Executive Officer of Interparfums, SA, took the initiative after discussions with Philippe Santi, the Chief Financial Officer of Interparfums, SA, and recommended executive compensation levels for executives for European operations. The recommendations are presented to the compensation committee for its consideration, and the compensation committee makes a final determination regarding salary adjustments and annual award amounts to executives, including Jean Madar and Philippe Benacin. Messrs. Madar and Benacin are not present during deliberations or determination of their executive compensation by the compensation committee. Further, Messrs. Madar and Benacin, in addition to being executive officers and directors, are our largest beneficial shareholders, and therefore, their interests are aligned with our shareholder base in keeping executive compensation at a reasonable level.

The compensation committee was pleased that the most recent shareholder advisory vote on executive compensation held at our last annual meeting of shareholders in September 2022 overwhelmingly approved the compensation policies and decisions of the compensation committee. The compensation committee has determined to continue its present compensation policies in order to determine similar future decisions.

Our compensation committee believes that individual executive compensation is at a level comparable with executives in other companies of similar size and stage of development that operate in the fragrance industry, and takes into account our company’s performance as well as our own strategic goals. Further, the compensation committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of our executives, which in turn has permitted our company to weather the COVID-19 pandemic, supply chain disruptions and geopolitical turmoil in certain parts of the world, which resulted in the Company’s record results for 2022. During 2022, the members of such committee consisted of Messrs. Heilbronn and Choël, and Ms. Gabai-Pinsky.

Elements of Compensation

General

The compensation of our executive officers is generally comprised of base salaries, including a fee paid to the holding companies of each of Messrs. Madar and Benacin, annual cash bonuses and long-term equity incentive awards. In determining specific components of compensation, the compensation committee considers individual performance, level of responsibility, skills and experience, other compensation awards or arrangements and overall company performance. The compensation committee reviews and approves all elements of compensation for all of our executive officers taking into consideration recommendations from the Chief Executive Officer of our company and the Chief Executive Officer of Interparfums, SA, as well as information regarding compensation levels at competitors in our industry.

Our named executive officers have all been with the Company for more than the past ten (10) years, other than Mr. Atwood who joined our Company in September 2022, with Messrs. Madar and Benacin being founders of the Company. As Messrs. Madar and Greenberg, the former Chief Financial Officer and Executive Vice President for United States operations, and Benacin and Santi for European operations, were most familiar with the individual performance, level of responsibility, skills and experience of each executive officer in their respective operating segments, the compensation committee relies upon the information provided by such executive officers in determining individual performance, level of responsibility, skills and experience of each executive officer.

The compensation committee views the competitive marketplace very broadly, which would include executive officers from both public and privately held companies in general, including fashion and beauty companies, but not limited to the peer companies contained in the corporate performance graph contained in our annual report. Generally, rather than tie the compensation committee’s determination of compensation proposals to any specific peer companies, the members of our committee have used their business experience, judgment and knowledge to review the executive compensation proposals recommended to them by Mr. Madar for United States operations and Mr. Benacin for European operations. As such, as a general rule the compensation committee did not determine the need to benchmark of any material item of compensation or overall compensation. However, in connection with the salary increase to Mr. Madar that occurred in February 2020, surveys of both peer companies and companies with comparable market capitalizations were used by the compensation committee as one of the factors in reaching such determination.

The members of the compensation committee have extensive experience and business acumen and are well qualified in determining the appropriateness of executive compensation levels. Mr. Heilbronn is a managing partner of a business consulting firm in the area of mergers and acquisitions of large international companies in retail, consumer goods and consumer services throughout the world. Mr. Choël previously worked as President and Chief Executive Officer of two divisions of LVMH Moet Hennessy Louis Vuitton S.A., which included such well-known brands as Parfums Christian Dior, Guerlain, and Parfums Givenchy. Mr. Choël has also been President and CEO of both Elida Fabergé France and Chesebrough Ponds USA. Ms. Gabai-Pinsky, the final committee member, has executive experience as the former President of Vera Wang Group, as well as the Global President for Aramis and Designers Fragrances in addition to Beauty Bank and Idea Bank at The Estée Lauder Companies.

Base Salary

Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent. Base salaries for executive officers are reviewed on an annual basis, and adjustments are determined by evaluating our operating performance, the performance of each executive officer, as well as whether the nature of the responsibilities of the executive has changed.

As stated above, as Messrs. Madar, Atwood and Greenberg for United States operations, and Messrs. Benacin and Santi for European operations, were most familiar with the individual performance, level of responsibility, skills and experience of each executive officer in their respective segments, the committee relied upon the information provided by such executive officers in determining individual performance, level of responsibility, skills and experience of each executive officer.

For executive officers of United States operations, the bulk of their annual compensation is in base salary including a fee paid to the holding company for Mr. Madar for services rendered outside the United States. However, for executive officers of European operations base salary comprises a smaller percentage of overall compensation. We have paid a lower percentage of overall compensation in the form of base salary to executive officers of European operations for several years, principally because European operations historically have had higher profitability than United States operations, and European operations are run differently from United States operations by the Chief Executive Officer of European operations, Mr. Benacin. As the result of this historically higher profitability, European operations have had the ability to pay higher bonus compensation in addition to base salary. As bonus compensation is and has historically been discretionary, no targets were set in order to maintain flexibility. Further, if the results of operations for European operations were not satisfactory (again, no target amounts were set to maintain flexibility), then bonus compensation, as well as overall compensation could be lowered without otherwise affecting base salary. Finally, by keeping annual bonus compensation at a higher percentage of overall compensation and base salary at a lower percentage, our company benefits because the base amount for annual salary adjustments would be smaller.

For the impact of COVID-19 on executive compensation in 2020 and 2021, please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, under Item 11, Item 11. Executive Compensation, Compensation Discussion and Analysis, Covid-19 Impact, which is incorporated by reference herein.

For 2022, Mr. Benacin received a base salary of $756,000, (including an increase of €12,000 but due to the foreign currency conversion this is showing as a decrease when compared to 2021), and Mr. Benacin’s holding company received $250,000 paid by the Company’s United States operations, which is included the calculation of his base salary. This same consulting fee has been paid for more than each of the past three years, in accordance with the consulting agreement with Mr. Benacin’s holding company, which provides for review on an annual basis of the amount of compensation payable to such company.

For 2021, although Mr. Benacin received the same base salary as he did in 2020, his salary was affected by foreign currency conversion rates and was $804,000 for 2021. For 2020, Mr. Benacin received a modest increase in base salary of $14,000 to $789,000.

The compensation committee considered the following salient factors in authorizing payment to Mr. Benacin’s holding company— services rendered to United States operations for several years by Mr. Benacin in connection with licensing and distribution of international brands, as well as future services to be performed by Mr. Benacin internationally relating to licensing and distribution of international brands for United States operations.

As Mr. Benacin values the services of two named executive officers of Interparfums, SA, Mr. Philippe Santi, Executive Vice President and the Chief Financial Officer, and Mr. Frederic Garcia-Pelayo, Executive Vice President and Chief Operating Officer, equally, their base salaries, as well as their bonus compensation discussed below, have been in lockstep.

For 2022, the base salary of each of Messrs. Santi and Garcia-Pelayo was €432,000, and increase of €24,000. For 2021, the base salary of each of Messrs. Santi and Garcia-Pelayo was €408,000, as no executive officer received any increase in base salary due the continuing impact of the COVID-19 pandemic. However, the base salaries of Messrs. Santi and Garcia-Pelayo in 2021 were affected by foreign currency conversion rates and were both $483,000 for 2021. For 2020, each of Messrs. Santi and Garcia-Pelayo received an increase in base salary of $14,000 to $470,000. Increases in prior years were awarded primarily to reward these two executive officers for their contributions in European Operations achieving increases in both sales and earnings. The compensation committee considered the recommendations of Mr. Benacin, results of operations for the year, as well as the services performed for European operations by Messrs. Santi and Garcia-Pelayo in authorizing these salary levels.

A different approach is taken for United States operations as that segment is smaller and less profitable. A more significant base salary is paid in order to attract and retain employees with the skills and talents needed to run the operation with a lesser emphasis placed on bonuses. Neither of the executive officers for United States operations have employment agreements (although Mr. Madar’s personal holding company has a consulting agreement that provides for review on an annual basis of the amount of compensation payable to such company), as we believe that having flexibility in structuring annual base salary is a benefit, which permits us to act quickly to meet a changing economic environment.

As previously reported, from 2013 until 2019 the annual aggregate base salary paid to Mr. Madar individually and fees paid to his holding company remained unchanged at $630,000, which was substantially below the amounts indicated by two surveys of chief executive officer salaries for 2019 (collectively the “CEO Salary Surveys”). The CEO Salary Surveys indicated that the annual and median average CEO salaries for peer companies (excluding the Madar salary) were $2,854,656 and $1,540,000, respectively, and $2,604,346 and $1,750,000 for comparable market capitalization companies, respectively. In recognition of the efforts of Mr. Madar and his holding company as one of the prime causes for our substantial increase in net sales and net income, as well as market capitalization from 2014 through 2019, thus substantially increasing shareholder value, on February 4, 2020 the Committee jointly authorized the aggregate annual increase in Mr. Madar’s base salary by $600,000 to $1.23 million effective as of January 1, 2020. For 2022 and 2021, Mr. Madar did not receive any increase in base salary.

Russell Greenberg, the former Executive Vice President and Chief Financial Officer, received a $30,000 increase in base salary for 2022 to $750,000 on an annualized basis, also did not have any salary increase for 2021, when his base salary remained at $720,000. Previously, he had received the same $30,000 increase in base salary for 2020 and 2019. In connection with the previous increases in salary, the Compensation Committee considered the following material factors in granting Mr. Greenberg his salary increases: his individual performance, level of responsibility, skill and experience, as well as the recommendation of the Chief Executive Officer.

Mr. Atwood, who became the Chief Financial Officer in September 2022 after the retirement of Mr. Greenberg, was granted a $500,000 annual base salary, as well as a signing bonus of $100,000 that was paid in September 2022. An additional pro-rated bonus of $50,000 was also paid in December 2022 for the September-December period. The Compensation Committee considered the following material factors in approving the base salary and guaranteed annual bonus of Mr. Atwood for 2022: his individual performances, level of responsibilities, skill and experience with other companies in the fragrance and cosmetic industry, as well as the recommendation of the Chief Executive Officer.

Bonus Compensation/Annual Incentives

In recognition of the Company’s turnaround from the effects of the COVID-19 pandemic, supply chain disruptions and geopolitical turmoil in 2022 and record results in 2022, and after the recommendations of Messrs. Madar and Benacin, the compensation committee determined that Mr. Benacin receive a bonus of $211,000. Also, in recognition of record results in 2021 while dealing with the effects of the COVID-19 pandemic, supply chain disruptions and geopolitical turmoil, and after the recommendations of Messrs. Madar and Benacin, the compensation committee determined that Mr. Benacin receive a bonus of $166,000. For 2020 Mr. Benacin, the chief decision maker for European operations, proposed and the compensation committee concurred in the payment of discretionary bonus compensation of $131,000. Discretionary bonus compensation for Mr. Benacin has been approximately 28%, 30% and 17% of his base salary in 2022, 2021 and 2020, respectively.

In addition, the Compensation Committee agreed with the recommendation of Mr. Benacin and the contributions made by Messrs. Santi and Garcia-Pelayo to the Company’s success and growth. Bonus compensation for Messrs. Santi and Garcia-Pelayo have remained in lockstep, and each was awarded a discretionary bonus of $437,000, $378,000 and $296,000 in 2022, 2021 and 2020, respectively, or 96%, 78% and 63%of their base salary for those years.

A different approach is taken for United States operations as that segment is smaller and less profitable. As discussed above, a more significant base salary is paid in order to attract and retain employees with the skills and talents needed to run United States operations with a lesser emphasis placed on bonuses.

In 2022, as Mr. Greenberg retired, he did not receive a discretionary bonus. In 2021, although Mr. Greenberg did not receive any increase in base salary due to the continuing impact of the COVID-19 pandemic, he did receive a discretionary bonus of $70,000 based upon the recommendation of the Chief Executive Officer. Mr. Greenberg was paid a discretionary bonus of $35,000 in 2020 and $50,000 for each of the several years prior thereto. The Compensation Committee considered the following material factors in granting Mr. Greenberg his bonuses: his individual performance, level of responsibility, skill and experience, as well as the recommendation of the Chief Executive Officer.

Mr. Atwood, who became the Chief Financial Officer in September 2022 after the retirement of Mr. Greenberg, received a sign on bonus of $100,000. His compensation arrangement also entitles him to a guaranteed annual bonus of $100,000, as well as a $100,000 bonus based upon achieving certain milestones. For 2022, Mr. Atwood received his $100,000 sign on bonus and $50,000 pro-rated performance bonus related to the September-December period. The Compensation Committee considered the same factor in granting these two bonuses as in approving his initial annualized salary.

Mr. Madar, the Chief Executive Officer has not received any cash bonus in the past three years.

As required by French law, Interparfums, SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European operations other than Mr. Benacin, the Chief Executive Officer of Interparfums, SA. Benefits are calculated based upon a percentage of taxable income of Interparfums, SA and allocated to employees based upon salary. The maximum amount payable per year per employee is approximately $32,485.

Calculation of the total annual benefits contribution is made according to the following formula:

67% of (Interparfums, SA net income, less 2.5% of shareholders’ equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

Long-Term Incentives

Stock Options. In prior years, we had linked long-term incentives with corporate performance through the grant of stock options. However, no options were granted in 2021 or 2020 to either employees of United States operations or European operations, as other compensation arrangements were being considered as part of a review of the executive compensation strategy. In December 2022, at the recommendation of the Chief Executive Officer, the Compensation Committee authorized the grant of a stock option to purchase 5,000 shares to Mr. Atwood at the fair market value on the date of grant as part of his long-term incentives. Unless the market price of our common stock increases, Mr. Atwood will have no tangible benefit from this option. Thus, the option holder is provided with the additional incentive to increase individual performance with the ultimate goal of increasing our overall performance. We believe that enhanced executive incentives that result in increased corporate performance tend to build company loyalty. No other stock option grants were made to other executive officers in 2022, including Messrs. Jean Madar and Philippe Benacin.

Interparfums, SA Stock Compensation Plans

2022 Free Share Plan – On March 16, 2022, the Board of Interparfums, SA (“IPSA”) decided to grant 88,400 free shares of its capital stock to all of the IPSA’s employees and corporate officers having more than 6 months seniority at the grant date. The free shares are to be issued in June 2025. Issuance of those shares are based on satisfaction of performance conditions, relating to the 2024 IPSA sales for 50% of the shares and 2024 operating income for the balance.

IPSA used the services of third party to assist them in the valuation of the plan, with the calculations and assumptions as follows:

Management expects the rate of staff turnover to be 12%,

Using the Monte Carlo method, management expects the performance rate to be 80% on the consolidated sales and 80.8% on the consolidated operating income.

Based on the above assumptions, the total expenses related to this plan is valued at $3.3 million.

As of December 31, 2022:

63,281 shares of IPSA Capital Stock, representing $3.0 million were purchased in the open market and allocated to this plan.

$1.0 million of expenses was recorded (or $1.2 million including social contributions).

2019 Plan – In December 2018, Interparfums, SA approved a plan to grant an aggregate of 26,600 shares of its stock to employees with no performance condition requirement, and an aggregate of 133,000 shares to officers and managers, subject to certain corporate performance conditions. The shares, subject to adjustment for stock splits, were distributed in June 2022. Under this plan in June 2022, Messrs. Benacin, Madar, Garcia-Pelayo and Santi received 4,000 shares each (5,857 shares as adjusted for stock splits).

In June 2020, the performance conditions were modified effecting 96 employees. As of December 31, 2021, the number of shares to be distributed, after forfeited shares and adjusted for stock splits, increased to 172,343. The increase in shares anticipated to be distributed were transferred from treasury shares at the Interparfums, SA level. The modification resulted in a revised cost of the grant to approximately $4.6 million.

In connection with the 2019 Plan referred to above, an incentive plan was established by Interparfums, SA for certain employees of Interparfums Luxury Brands, Inc. (“IPLB”), Interparfums Singapore (“IP Singapore”) and Inter Parfums, Inc. The proposed incentive plan would not provide shares but rather, would give a cash payment or bonus (“incentive” or “award”) that mirrors the shares that Interparfums, SA employees will receive. An aggregate of 42,140 “phantom” shares have been awarded in 2022, with Mr. Greenberg being awarded 1,000 of such “phantom” shares, all subject to adjustment for stock splits, with a value of approximately $69,839.

Stock Appreciation Rights

Our stock option plans authorize us to grant stock appreciation rights, or SARs. A SAR represents a right to receive the appreciation in value, if any, of our common stock over the base value of the SAR. To date, we have not granted any SARs under our plans. While the compensation committee currently does not plan to grant any SARs under our plans, it may choose to do so in the future as part of a review of the executive compensation strategy.

Restricted Stock

We have not in the past, and we do not have any future plans to grant restricted stock to our executive officers. However, while the compensation committee currently does not plan to authorize any restricted stock plans, the compensation committee may choose to do so in the future as part of a review of the executive compensation strategy. Our French operating subsidiary, Interparfums, SA, however, has instituted its 2022 and 2019 Stock Compensation Plans as discussed above.

Other Compensation

For 2022, each of Messrs. Benacin and Garcia-Pelayo received an automobile allowance of $11,372.

No Stock Ownership Guidelines

We do not require any minimum level of stock ownership by any of our executive officers. As stated above, Messrs. Madar and Benacin, are our largest beneficial shareholders, which aligns their interests with our shareholder base in keeping executive compensation at a reasonable level.

Retirement and Pension Plans

We maintain a 401(k) plan for United States operations. Commencing in October 2021 we started matching the first $6,000 of contribution for each employee, as we have determined that base compensation together with annual bonuses, are sufficient incentives to retain talented employees. Our European operations maintain a pension plan for its employees as required by French law. For each of 2022, 2021 and 2020, each of Messrs. Benacin, Santi and Garcia-Pelayo received an increase of $16,006, $17,773 and $17,500, respectively, in their value of deferred compensation earnings.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this Annual Report on Form 10-K for fiscal year ended December 31, 2022 and the proxy statement for the upcoming annual meeting of shareholders. Based on this review and discussion, we recommend to the board of directors that the Compensation Discussion and Analysis referred to above be included in our Annual Report on Form 10-K as well as the proxy statement for the upcoming annual meeting of shareholders.

Francois Heilbronn

Patrick Choël and

Veronique Gabai-Pinsky

The following table sets forth a summary of all compensation awarded to, earned by or paid to our “named executive officers,” who are our principal executive officer, our principal financial officer, and each of the three most highly compensated executive officers of our company. This table covers all such compensation during fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020. For all compensation related matters disclosed in the summary compensation table, and elsewhere where applicable, all amounts paid in euro have been converted to U.S. dollars at the average rate of exchange in each year.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Jean Madar,	2022	1,230,000	-0-	139,077	-0-	-0-	-0-	-0-	1,369,077
Chairman and	2021	1,230,000	-0-	-0-	-0-	-0-	-0-	-0-	1,230,000
Chief Executive Officer	2020	1,230,000	-0-	157,603	-0-	-0-	-0-	-0-	1,387,603

Russell Greenberg, (4)	2022	750,000	-0-	-0-	-0-	-0-	-0-	-0-	750,000
Chief Financial Officer and	2021	720,000	70,000	-0-	-0-	-0-	-0-	-0-	790,000
Executive Vice President	2020	720,000	35,000	-0-	-0-	-0-	-0-	-0-	755,000

Michel Atwood (5)	2022	161,218	150,000	-0-	101,814	-0-	-0-	-0-	413,032
Chief Financial Officer

Philippe Benacin, President Inter	2022	755,440	210,600	139,077	-0-	-0-	16,006	11,372	1,132,495
Parfums, Inc., Chief Executive	2021	803,504	165,578	-0-	-0-	-0-	17,733	12,774	999,589
Officer of Interparfums SA	2020	788,808	130,673	157,603	-0-	-0-	17,500	12,434	1,107,018

Philippe Santi, Executive Vice	2022	454,896	436,995	139,077	-0-	32,485	16,006	-0-	1,079,459
President and Chief Financial	2021	482,542	378,464	-0-	-0-	34,940	17,733	-0-	913,679
Officer, Interparfums SA	2020	469,730	295,596	315,205	-0-	38,000	17,500	-0-	1,136,031

Frédéric Garcia-Pelayo,	2022	454,896	436,995	139,077	-0-	32,485	16,006	11,372	1,090,831
Executive Vice President and	2021	482,542	378,464	-0-	-0-	34,940	17,733	12,774	926,453
Chief Operating Officer Interparfums SA	2020	469,730	295,596	315,205	-0-	38,000	17,500	8,980	1,145,011

1	Amounts reflected under Option Awards represent the grant date fair values in 2022, 2021 and 2020 based on the fair value of stock option awards using a Black-Scholes option pricing model. The assumptions used in this model are detailed in Footnote 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 and filed with the SEC.

2	As required by French law, Interparfums SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European operations other than Mr. Benacin, the Chief Executive Officer of Interparfums SA. Benefits are calculated based upon a percentage of taxable income of Interparfums SA and are allocated to employees based upon salary. The maximum amount payable per year is approximately $32,485.

Calculation of total annual benefits contribution is made according to the following formula:

67% of (Interparfums, SA net income, less 2.5% of shareholders’ equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

3	The following table identifies (i) perquisites and other personal benefits provided to our named executive officers in fiscal 2022, and quantifies those required by SEC rules to be quantified and (ii) all other compensation that is required by SEC rules to be separately identified and quantified.

4	Mr. Greenberg retired in September 2022.

5	Mr. Atwood replaced Mr. Greenberg on September 6, 2022. His base salary was prorated from $500,000, annually.

Name and Principal Position	Perquisites and other Personal Benefits ($)	Personal Automobile Expense ($)	Lodging Expense ($)	Total ($)
Jean Madar, Chairman Chief Executive Officer	-0-	-0-	-0-	-0-

Russell Greenberg, Former Chief Financial Officer and Executive Vice President	-0-	-0-	-0-	-0-

Michel Atwood,
Chief Financial Officer	-0-	-0-	-0-	-0-

Philippe Benacin, President of Inter Parfums, Inc. and Chief Executive Officer of Interparfums, SA	-0-	11,372	-0-	11,372

Philippe Santi, Executive Vice President and Chief Financial Officer, Interparfums, SA	-0-	-0-	-0-	-0-

Frédéric Garcia-Pelayo, Executive Vice President and Chief Operating Officer, Interparfums, SA	-0-	11,372	-0-	11,372

Plan Based Awards

The following table sets certain information relating to each grant of an award made by our company to the executive officers of our company listed in the Summary Compensation Table during the past fiscal year.

Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Price ($/Sh)
Jean Madar	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA
Russell Greenberg	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA
Michel Atwood	07/22/ 2022	100,000	100,000	100,000	-0-	-0-	-0-	- 0-	-0-	NA	NA
Michel Atwood	12/30 /202	-0-	-0-	-0-	-0-	-0-	-0-	-0-	5,000	$97.84	$96.52
Philippe Benacin	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA
Philippe Santi	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA
Frédéric Garcia-Pelayo	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA

Interparfums, SA Stock Compensation Plan

The following table sets certain information relating to each grant of an award made by Interparfums, SA to the executive officers of our company listed in the Summary Compensation Table during the past fiscal year. Equity awards relate to the shares of Interparfums, SA.

		Grants of Plan-Based Awards
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($/Sh)	Price ($/Sh)
Jean Madar	3/16/22	NA	NA	NA	-0-	-0-	-0-	3,000	-0-	-0-	49,89 €
Russell Greenberg	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA
Michel Atwood	NA	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	NA	NA
Philippe Benacin	3/16/22	NA	NA	NA	-0-	-0-	-0-	3,000	-0-	NA	NA
Philippe Santi	3/16/22	NA	NA	NA	-0-	-0-	-0-	6,000	-0-	-0-	49,89 €
Philippe Santi	12/31/22	NA	NA	32,485	-0-	-0-	-0-	-0-	-0-	NA	NA
Frédéric Garcia-Pelayo	3/16/22	NA	NA	NA	-0-	-0-	-0-	6,000	-0-		49,89 €
Frédéric Garcia-Pelayo	12/31/22	NA	NA	32,485	-0-	-0-	-0-	-0-	-0-	NA	NA

NA means not applicable.

Interparfums, SA Profit Sharing Plan

Also as discussed above and required by French law, Interparfums SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European operations other than Mr. Benacin, the Chief Executive Officer of Interparfums SA. Benefits are calculated based upon a percentage of taxable income of Interparfums, SA and allocated to employees based upon salary. The maximum amount payable per year per employee is approximately $32,485.

Calculation of total annual benefits contribution is made according to the following formula:

67% of (Interparfums, SA net income, less 2.5% of shareholders equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

The following table sets certain information relating to each grant of a non-equity award made by Interparfums, SA to the executive officers of our company listed in the Summary Compensation Table during the past fiscal year. Equity awards relate to the shares of Interparfums SA.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information relating to outstanding equity awards of our Company held by the executive officers listed in the Summary Compensation Table as of December 31, 2022.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Jean Madar	25,000	(2)	0	(2)	0	43.80	12/29/23
	20,000	(2)	5,000	(2)	0	65.25	12/30/24
	15,000	(2)	10,000	(2)	0	73.09	12/30/25

Russell Greenberg
	15,000		0		0	43.80	12/29/23
	5,000		5,000		0	65.25	12/30/24
	5,000		10,000		0	73.09	12/30/25

Michel Atwood	0		5,000		0	97.84	12/30/28

Philippe Benacin	25,000	(2)	0	(2)	0	43.80	12/29/23
	20,000	(2)	5,000	(2)	0	65.25	12/30/24
	15,000	(2)	10,000	(2)	0	73.09	12/30/25

Philippe Santi	1,200		0		0	43.80	12/29/23
	800		800		0	46.903	1/18/24
	2,400		2,000		0	65.25	12/30/24
	4,000		4,000		0	73.09	12/30/25

Frédéric Garcia-Pelayo	2,400		0		0	43.80	12/29/23
	800		800		0	46.903	1/18/24
	4,000		2,000		0	65.25	12/30/24
	4,000		4,000		0	73.09	12/30/25

[Footnotes from table above]

1	All options expire 6 years from the date of grant, and vest 20% each year commencing one year after the date of grant.

2	Options are held in the name of personal holding company.

The following table sets certain information relating to outstanding equity awards granted by Interparfums, SA, our majority-owned French subsidiary which has its shares traded on the NYSE Euronext, held by the executive officers of our company listed in the Summary Compensation Table as of the end of the past fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OF INTERPARFUMS, SA

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested($)
Jean Madar	-0-	0	-0-	NA	NA	3,000	175,640	-0-	-0-

Russell Greenberg	-0-	0	-0-	NA	NA	-0-	-0-	-0-	-0-

Michel
Atwood	-0-	0	-0-	NA	NA	-0-	-0-	-0-	-0-

Philippe Benacin	-0-	0	-0-	NA	NA	3,000	175,640	-0-	-0-

Philippe Santi	-0-	0	-0-	NA	NA	6,000	351,281	-0-	-0-

Frédéric Garcia-Pelayo	-0-	0	-0-	NA	NA	6,000	175,640	-0-	-0-

1 Estimated number of shares are to be issued only to the extent that the performance conditions have been met.

2 As of December 31, 2022, the closing price of Interparfums, SA as reported by Euronext was 55.60 euros, and the exchange rate was 1.053 U.S. dollars to 1 euro.

Option Exercises and Stock Vested

The following table sets forth certain information relating to each option exercise affected during the past fiscal year, and each vesting of stock, including restricted stock, restricted stock units and similar instruments of our company during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Jean Madar	19,000	1,230,315	-0-	-0-

Russell Greenberg	60,000	2,475,744	-0-	-0-

Michel Atwood	-0-	-0-	-0-	-0-

Philippe Benacin	19,000	1,191,374	-0-	-0-

Philippe Santi	4,000	199,588	-0-	-0-

Frédéric Garcia-Pelayo	1,200	82,973	-0-	-0-

[Footnotes from table above]

1	Total value realized on exercise of options in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option.

Regarding Interparfums, SA, our majority-owned French subsidiary which has its shares traded on the Euronext, no options were exercised during the past fiscal year, and there was no vesting of stock, including restricted stock, restricted stock units and similar instruments during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

Pension Benefits

The following table sets forth certain information relating to payment of benefits in connection with retirement plans during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit* ($)	Payments During Last Fiscal Year ($)
Jean Madar	NA	NA	-0-	-0-
Russell Greenberg	NA	NA	-0-	-0-
Michel Atwood	NA	NA	-0-	-0-
Philippe Benacin	Interparfums SA Pension Plan	NA	331,239	16,006
Philippe Santi	Interparfums SA Pension Plan	NA	321,239	16,006
Frédéric Garcia-Pelayo	Interparfums SA Pension Plan	NA	321,239	16,006

*	Does not include any contributions made by prior employers, or individually by the recipients as such information is confidential under French law.

Interparfums SA maintains a pension plan for all of its employees, including all executive officers. The calculation of commitments for severance benefits involves estimating the probable present value of projected benefit obligations. This projected benefit obligations are then prorated to take into account seniority of the employees of Interparfums, SA on the calculation date.

In calculating benefits, the following assumptions were applied:

-	voluntary retirement at age 65;

-	a rate of 45% for employer payroll contributions for all employees;

-	a 3% average annual salary increase;

-	an annual rate of turnover for all employees under 55 years of age and nil above;

-	the TH 00-02 mortality table for men and the TF 00-02 mortality table for women;

-	a discount rate of 3.8%.

The normal retirement age is 65 years, but employees, including Messrs. Benacin, Santi and Garcia-Pelayo, can collect reduced benefits if they retire at age 62.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our mean employee and the annual total compensation of Mr. Jean Madar, Chief Executive Officer (the “CEO”):

For 2022, our last completed fiscal year:

●	Our median employee’s compensation was $66,402

●	Our Chief Executive Officer’s total 2022 compensation was $2,460,315

●	Accordingly, our 2022 CEO to Median Employee Pay Ratio was 37.05 to 1

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. We identified our median employee using our total employee population as of December 31, 2022 by applying a consistently applied compensation measure across our global employee population. For our consistently applied compensation measure, we used all compensation, including actual base salary, bonuses, commissions, and any overtime paid during the 12-month period ending December 31, 2022. We did not use any material estimates, assumptions, adjustments, or statistical sampling to determine the worldwide median employee.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Compensation of Directors

The following table sets forth certain information relating to the compensation for each of our directors who is not an executive officer of our Company named in the Summary Compensation Table for the past fiscal year.

			DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)[1]	Total ($)
Francois Heilbronn[2]	15,000	-0-	30,544	-0-	-0-	-0-	45,544
Robert Bensoussan[3]	18,000	-0-	30,544	-0-	-0-	66,480	115,024
Patrick Choël[4]	15,000	-0-	30,544	-0-	-0-	13,246	58,790
Michel Dyens[5]	21,000	-0-	30,544	-0-	-0-	-0-	51,544
Veronique Gabai-Pinsky[6]	18,000	-0-	30,544	-0-	-0-	84,308	132,852
Gilbert Harrison[7]	18,000	-0-	30,544	-0-	-0-	120,000	168,544

[Footnotes from table above]

1.	Represents gain from exercise of stock options, except for Mr. Harrison, which consists of a $120,000 payment made in 2022 to the company controlled by Mr. Harrison in connection with the acquisition of the Donna Karan license. See “Fee for Director’s Company” in Item 13, Certain Relationships and Related Transactions, and Director Independence, in this annual report on Form 10-K.

2.	As of the end of the last fiscal year, Mr. Heilbronn held options to purchase an aggregate of 6,500 shares of our common stock.

3.	As of the end of the last fiscal year, Mr. Bensoussan held options to purchase an aggregate of 7,500 shares of our common stock.

4.	As of the end of the last fiscal year, Mr. Choël held options to purchase an aggregate of 5,750 shares of our common stock.

5.	As of the end of the last fiscal year, Mr. Dyens held options to purchase an aggregate of 6,500 shares of our common stock.

6.	As of the end of the last fiscal year, Ms. Gabai-Pinsky held options to purchase an aggregate of 7,500 shares of our common stock.

7.	As of the end of the last fiscal year, Mr. Harrison held options to purchase an aggregate of 7,500 shares of our common stock.

All nonemployee directors receive $6,000 for each board meeting at which they participate in person, and $3,000 for each meeting held by conference telephone. In addition, the annual fee for each member of the audit committee is $8,000. The compensation for the nonemployee directors remained the same for 2021 and 2022, except for Mr. Harrison. During 2021, a company owned by Mr. Harrison received a fee equal to $300,000, in connection with the Donna Karan license agreement, which is effective on July 1, 2022. A payment of $120,000 was made in 2021 to Mr. Harrison’s company, $120,000 was paid one year later in 2022, and $60,000 will be paid one year thereafter in 2023.

We maintain a stock option plan for our nonemployee or independent directors. The purpose of this plan is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our company. Under such plan, until 2022 options to purchase 1,500 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date. However, if a nonemployee director does not attend certain of the board meetings, then such option grants are reduced according to a schedule. However, our board of directors canceled the automatic grant of options to the nonemployee directors effective with the grant that had been scheduled for February 1, 2022.

After discussions Mr. Atwood had with certain financial consultants relating to potential compensation plans in lieu of stock option grants to the Company’s independent directors, and consultation between Messrs. Madar and Atwood, it was determined that the most favorable way for the nonemployee directors to be compensated was to amend the 2016 Stock Option Plan to reinstate the automatic grant of stock options previously provided to nonemployee directors, commencing with a new automatic grant on the last business day of 2022, December 30, and continuing on the last business day of each year thereafter, subject to the approval of the shareholders of this Corporation at the 2023 annual meeting of shareholders. The automatic option grants to independent directors were approved by the Board of Directors with the following changes: Reinstatement of the automatic grant of nonqualified stock options to all nonemployee directors was made without any discretion on the part of the Executive Compensation and Stock Option Committee, with the right to purchase 1,500 shares of the our common stock under our 2016 Stock Option Plan, as amended (the “2016 Stock Option Plan”), at the purchase per share on the date of grant equal to the fair market value as determined in accordance with the 2016 Stock Option Plan, each exercisable for a six (6) year period; provided that, such options shall vest and become exercisable to purchase shares of Common Stock as follows: 20% one year after the date of grant, and then 20% on each of the second, third, fourth and fifth consecutive years from the date of grant on a cumulative basis, so that each option shall become fully vested and exercisable on the first day of the sixth year from the date of grant, with the automatic grant date to commence on the last business day of this year, December 30, 2022 and continuing on the last business day of each year thereafter, in lieu of the grant date on each February 1st.

The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	441,580	$67.30	558,975
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	441,580	$67.30	558,975

Pay Versus Performance Disclosure

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Executive Compensation and Stock Option Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The “Company Selected Measure” column has been omitted, because we do not use any financial measures other than net income to otherwise link pay and financial performance.

Year	Summary Compensation Table Total for Jean Madar[1] ($)	Compensation Actually Paid to Jean Madar[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non- PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2022	1,369,077	945,026	890,907	696,314	138.82	126.46	151
2021	1,230,000	3,199,857	904,237	2,316,873	149.91	140.75	110
2020	1,387,603	1,246,062	1,035,765	876,113	83.75	116.80	50

1.	Jean Madar was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.
2020	2021	2022
Russell Greenberg	Russell Greenberg	Russell Greenberg
Philippe Benacin	Philippe Benacin	Michel Atwood
Philippe Santi	Philippe Santi	Philippe Benacin
Frédéric Garcia-Pelayo	Frédéric Garcia-Pelayo	Philippe Santi
Frédéric Garcia-Pelayo

2.	The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3.	Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Option Awards column are the totals from the Option Awards columns set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Jean Madar ($)	Exclusion of Stock and Option Awards for Jean Madar ($)	Inclusion of Equity Values for Jean Madar ($)	Compensation Actually Paid to Jean Madar ($)
2022	1,369,077	(139,077)	(284,974)	945,026
2021	1,230,000	—	1,969,857	3,199,857
2020	1,387,603	(157,603)	16,062	1,246,062

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	890,907	(9,604)	(103,809)	18,533	(99,713)	696,314
2021	904,237	(13,300)	0	28,089	1,397,847	2,316,873
2020	1,035,765	(13,125)	0	24,753	25,723	876,113

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Jean Madar ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Jean Madar ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Jean Madar ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Jean Madar ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Jean Madar ($)	Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Jean Madar ($)	Total - Inclusion of Equity Values for Jean Madar ($)
2022	318,516	(198,256)	—	(405,234)	—	—	(284,974)
2021	—	1,309,106	—	660,751	—	—	1,969,857
2020	354,290	(193,047)	—	(145,181)	—	—	16,062

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	354,204	(74,501)	—	(235,746)	(143,670)	—	(99,713)
2021	—	944,588	—	453,259	—	—	1,397,847
2020	265,718	(137,875)	—	(102,120)	—	—	25,723

4.	The Peer Group TSR set forth in this table utilizes a custom group of industry peers, weighted according to the respective peer companies’ stock market capitalization on December 31, 2019, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and the peer group, respectively. Historical stock performance is not necessarily indicative of future stock performance. The following table shows the peer group constituents.

CCA Industries, Inc.
Colgate-Palmolive Company
Kimberly-Clark Corporation
Natural Health Trends Corp.
Summer Infant, Inc.
The Estée Lauder Companies Inc.
The Procter & Gamble Company
The Stephan Co.
United-Guardian, Inc.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Income during the three most recently completed fiscal years.

Description of Relationship Between Company TSR and Peer Group TSR

The following chart compares our cumulative TSR over the three most recently completed fiscal years to that of the Custom Peer Group over the same period.

Comparison of Cumulative TSR of Inter Parfums, Inc. and Peer Group
$200
$150
$100
$50
$0
TSR (12/31/2019 Indexed to $100)
149.91
138.82
140.75
126.46
116.80
83.75
12/31/2019
12/31/2020
12/31/2021
12/31/2022
Inter Parfums, Inc. TSR
Peer Group TSR

PROPOSAL NO. 2:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In accordance to the proxy rules under the Securities Exchange Act of 1934 (“Exchange Act”) and as required by the Dodd-Frank Act, we are required to provide our shareholders with an advisory resolution to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation as described in this proxy statement. The Compensation Committee has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. We are asking our shareholders to indicate their support for the compensation paid to our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to Inter Parfums, Inc.’s named executive officers, as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and related narrative disclosure included in this proxy statement, is hereby APPROVED.”

As provided by the Dodd-Frank Act, this vote will not be binding on the board of directors or the Compensation Committee and may not be construed as overruling a decision by the board of directors or the Compensation Committee nor imply any additional fiduciary duty on the board of directors. Further, it will not affect any compensation paid or awarded to any executive officer. Our board of directors and Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements. The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives crucial to our long-term success and enhancement of shareholder value.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE VOTE FOR THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS AND THE ACCOMPANYING COMPENSATION TABLES AND NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.

PROPOSAL NO. 3:

ADVISORY VOTE ON THE FREQUENCY

OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the proxy rules under the Exchange Act and as required by the Dodd-Frank Act, we are required, no less frequently than once every six years, to put to our shareholders an advisory shareholder vote concerning the frequency of future advisory votes concerning executive compensation. Our shareholders may indicate whether they would prefer an advisory vote concerning executive compensation every one, two or three years. Shareholders may also abstain on this proposal. Accordingly, our shareholders are being asked to approve the following resolution:

“RESOLVED, that the shareholders’ advisory vote concerning executive compensation shall occur every one, two, or three years, as approved by the shareholders at the annual meeting of shareholders.”

As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee nor imply any additional fiduciary duty on the Board of Directors. However, the Compensation Committee and the Board of Directors recognizes the importance of receiving input from our shareholders on important issues and expect to take into account the outcome of the vote when considering the frequency with which future say-on-pay votes will be held. So long as a quorum representing a majority of our outstanding voting stock is present, either in person or by proxy, the affirmative vote of a plurality of the votes cast by all the shareholders entitled to vote for the proposal will determine our shareholders preference for the frequency of advisory votes on executive compensation in the future.

Our Board of Directors is recommending an advisory vote concerning executive compensation every year, because the Compensation Committee reviews and considers executive compensation and our compensation policies and procedures on an annual basis. As a result, the Board believes that input from shareholders concerning executive compensation annually, although not binding, would be beneficial to the Compensation Committee as it considers these matters. The accompanying form of proxy provides four choices (every one, two or three years, or abstain). Shareholders are voting on one of these frequencies and are not voting to approve or disapprove our recommendation.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” AN ADVISORY VOTE CONCERNING EXECUTIVE COMPENSATION TO BE HELD EACH YEAR.

PROPOSAL NO. 4:

PROPOSAL TO ADOPT AN AMENDENT TO

OUR 2016 STOCK OPTION PLAN

General and Purpose of Amendment

On June 28, 2016, our board of directors adopted the 2016 Stock Option Plan (the “2016 Option Plan”), which was approved of our shareholders at the 2016 Annual Meeting, and was amended at the 2019 annual meeting of shareholders to provide an increase in the number of shares issuable upon exercise of the options to be granted solely to nonemployee directors annually on each February 1 from 1,000 shares to 1,500 shares. This amendment was effective for the grant on February 1, 2020.

At the 2022 annual meeting, we asked our shareholders to approve, and our shareholders did approve the adoption of an amendment to our 2016 Option Plan to delete the provision of automatic grants of stock options on February 1 of each year to independent directors retroactively to this past February 1, 2022. In addition, we eliminated the automatic grant of stock options for new independent directors. At that time, different types of compensation have been discussed, but there was no decision as to the type or amount of compensation to be provided to the independent directors.

After discussions Mr. Atwood had with certain financial consultants relating to potential compensation plans in lieu of stock option grants to the Company’s independent directors, and consultation between Messrs. Madar and Atwood, it was determined that the most favorable way for the nonemployee directors to be compensated was to amend the 2016 Stock Option Plan to reinstate the automatic grant of stock options previously provided to nonemployee directors, commencing with a new automatic grant on the last business day of 2022, December 30, and continuing on the last business day of each year thereafter, subject to the approval of the shareholders of this Corporation at the 2023 annual meeting of shareholders. The automatic option grants to independent directors were approved by the Board of Directors with the following changes: Reinstatement of the automatic grant of nonqualified stock options to all nonemployee directors will be made without any discretion on the part of the Executive Compensation and Stock Option Committee, with the right to purchase 1,500 shares of the our common stock under our 2016 Stock Option Plan at the purchase per share on the date of grant equal to the fair market value as determined in accordance with the 2016 Stock Option Plan, each exercisable for a six (6) year period; provided that, such options shall vest and become exercisable to purchase shares of Common Stock as follows: 20% one year after the date of grant, and then 20% on each of the second, third, fourth and fifth consecutive years from the date of grant on a cumulative basis, so that each option shall become fully vested and exercisable on the first day of the sixth year from the date of grant, with the automatic grant date to commence on the last business day of this year, December 30, 2022 and continuing on the last business day of each year thereafter, in lieu of the grant date on each February 1st.

The purpose of the amendment to the 2016 Option Plan is to aid us in attracting and retaining directors, officers, key employees, and consultants who are responsible for our continuing growth and success. Accordingly, our board of directors unanimously recommends that shareholders approve this amendment to the 2016 Option Plan.

Summary of the 2016 Option Plan

The following is a summary of the 2016 Option Plan, which is qualified in its entirety by the specific language of the 2016 Option Plan, as amended by this proposal, a copy of which is annexed hereto as Exhibit A.

Under the 2016 Option Plan, “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, may be granted to key employees, including officers and directors who are employees, and nonqualified stock options and/or stock appreciation rights (“SARs”) may be granted to key employees, officers, directors and consultants, of the company and its present and future subsidiaries to purchase shares of our common stock. At the present time, nonemployee (or independent) directors are only eligible to receive grants of nonqualified stock options.

Shares Subject to the 2016 Option Plan

The maximum number of shares as to which options may be granted under the 2016 Option Plan is 1,000,000 shares of common stock, which is subject to adjustment as described below. Upon expiration, cancellation or termination of unexercised options, the shares with respect to which such options shall have been granted will again be available for grant under the 2016 Option Plan.

Administration

The 2016 Option Plan provides that it is administered by our board of directors, or if appointed, by a stock committee of the board consisting of at least two (2) nonemployee members of our board of directors, none of whom is eligible to participate under the 2016 Option Plan, other than to receive automatic grants of non-qualified stock options without any discretion with the exercise price of the shares of our common stock equal to one hundred percent (100%) of the fair market value of our common stock on the date of grant. As stated above, we are asking our shareholders to approve the proposal to delete the provision of automatic grants of stock options on February 1 of each year to independent directors retroactively to this past February 1, 2022. A committee of our board of directors consisting of nonemployee, independent directors, Messrs. Francois Heilbronn, Jean Levy and Patrick Choël, presently administers the 2016 Option Plan.

Grants of Options

The committee has the authority under the 2016 Option Plan to determine the terms of options and/or SARs granted under the 2016 Option Plan, including, among other things, whether an option shall be an incentive or a nonqualified stock option, the individuals who shall receive them, whether an SAR shall be granted separately, in tandem with or in addition to options, the number of shares to be subject to each option and/or SAR, the date or dates each option or SAR shall become exercisable and the exercise price or base price of each option and SAR; provided, however, that the exercise price of an incentive stock option may not be less than 100% of the fair market value of the common stock on the date of grant and not less than 110% of the fair market value in the case of an optionee who at the time of grant owns more than 10% of the total combined voting power of the company, or of any subsidiary or parent of the company.

The committee may grant performance-based options or SARs intended to constitute performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. Section 4(b) of the 2016 Option Plan provides that in any year, our chief executive officer or any of the four most highly compensated executive officers may not be granted performance options or SAR’s covering a total of more than 150,000 shares of our common stock, subject to adjustment in the event of a stock dividend, stock split or the like.

In addition, the 2016 Option Plan provides that our Chief Executive Officer has the right to authorize option and SAR grants to employees and consultants who are not executive officers or directors.

Nonemployee directors are not to be eligible to receive a stock option or SAR grant in the discretion of the committee, but rather presently receive automatic grants on each February 1st with the exercise price of the shares of our common stock at the exercise price equal to one hundred percent (100%) of the fair market value of our common stock on the date of grant.

Terms and Conditions of Options

The options and SARs to be granted under the 2016 Option Plan to eligible persons other than nonemployee directors will be subject to, among other things, the following terms and conditions:

●	Options and SARs may be granted for terms determined by the committee, provided, however, that the term of an incentive stock option may not exceed ten (10) years, and in the case of an optionee who at the time of grant owns more than ten percent (10%) of the combined voting power of our company, or of any subsidiary or parent of our company, the term of an incentive option may not exceed five (5) years.

●	Options are payable in full upon exercise or, in the discretion of the committee, installments. Payment of the exercise price of an option may be made, in the discretion of the committee, in cash, in shares of common stock or any combination thereof.

●	Options and SARs may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the employee’s lifetime only by him or her.

●	If the employment of the holder of an incentive option is terminated for any reason other than death or a permanent and total disability, then the incentive option may be exercised, to the extent exercisable by the holder at the time of termination of employment, within three (3) months thereafter, but in no event after expiration of the term of the incentive option. However, if such employment was terminated either for cause or without our consent, then such option shall terminate immediately. All nonqualified stock options or SARs granted shall terminate simultaneously with the termination of association of the holder of such nonqualified option or SAR for any reason other than the death or permanent and total disability of such holder.

●	Except with regard to options held by nonemployee directors, if an option holder dies while he is associated with the company, or within three (3) months after such termination for the holder of an incentive option (unless such termination was for cause or without the consent of the company), then the remaining unexercised portion of the option or SAR may be exercised in whole or in part by such person personal representative or beneficiaries, at any time within one (1) year after death, but not after the expiration of the term of the option or SAR. All vesting requirements lapse for such deceased option holder and the option or SAR is fully exercisable.

●	Except with regard to options held by nonemployee directors, any option holder whose association with the company has terminated by reason of a permanent disability may exercise his option or SAR, to the extent exercisable upon the effective date of such termination, at any time within one (1) year after such date, but not after the expiration of the term of the option or SAR.

●	For options held by nonemployee directors, in the case of the death or permanent disability while associated with the Company (or death within three (3) months after termination of association), his or her legal representative or beneficiaries may exercise the option within twelve (12) months after the date of such death or disability, but not after the expiration of the term of the option. All vesting requirements lapse for such nonemployee directors and the option is fully exercisable.

●	The holder is required to pay to us the amount which we determine is necessary to meet our obligation to withhold federal, state and local taxes incurred by reason of the exercise of a nonqualified stock option or the disqualifying disposition of shares acquired upon the exercise of an incentive stock option.

Options Grants To Nonemployee Directors

Nonemployee directors are not to be eligible to receive a stock option or SAR grant at the discretion of the committee, but we are asking our shareholders to approve automatic grants as discussed below. In lieu of such discretionary grants, each nonemployee director will receive the following option grants.

●	We are asking our shareholders to approve an amendment to the 2016 Option Plan to grant each nonemployee director an option to purchase 1,500 shares of our common stock commencing on the last business day of each year, for so long as such person is a nonemployee director.

●	Also, if a nonemployee director did not attend one of the two in-person board meetings that are usually held the prior January-February and June-July, then the option to be granted on the following last business day of each calendar year under this 2016 Option Plan would be reduced by 50%; and if such nonemployee director did not attend both of such meetings, then such nonemployee director would not receive any option grant on the following last business day of the year.

●	All options to be granted under the 2016 Option Plan to nonemployee directors will be for a term of six (6) years, and vest and become exercisable to purchase shares of our common stock as follows: 20% one year after the date of grant, and then 20% on each of the second, third, fourth, five consecutive years from the date of grant on a cumulative basis, so that each option shall become fully vested and exercisable on the first day of the sixth year from the date of grant.

Option Contracts

Each option and/or SAR will be evidenced by a written contract between our company and the person receiving the grant. Such contract may provide, among other things, that (a) the holder agrees to remain in our employ or association with a subsidiary, at our election, for the later of (i) the period of time determined by the committee at or before the time of grant or (ii) the date to which he is then contractually obligated to remain associated with our company or a subsidiary, and (c) the option holder will notify us of any disqualifying disposition of shares acquired pursuant to the exercise of an incentive stock option and pay any required withholding or other tax.

Adjustment in Event of Capital Changes

Appropriate adjustments shall be made in the number and kind of shares available under the 2016 Option Plan, in the number and kind of shares subject to each outstanding option and SAR and in the exercise prices and base prices thereof in the event of any change in our common stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like.

Duration and Amendment of the 2016 Option Plan

Under the 2016 Option Plan, no option may be granted pursuant to the 2016 Option Plan after June 27, 2026.

Our board of directors may at any time terminate or amend the 2016 Option Plan; provided, however, that without the approval of our shareholders, no amendment may be made which would (a) increase the maximum number of shares available for the grant of options (except the anti-dilution adjustments described above), (b) otherwise materially increase the benefits accruing to participants under the 2016 Option Plan or (c) change the eligibility requirements for eligible persons who may receive options.

Federal Income Tax Treatment

The following is a general summary of the federal income tax consequences under current tax law of incentive stock options, nonqualified stock options and SARs. It does not purport to cover all of the special rules, including special rules relating to option holders subject to Section 16(b) of the Securities Exchange Act of 1934, and the exercise of an option with previously acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

An option holder will not recognize taxable income for federal income tax purposes upon the grant of an incentive stock option, a nonqualified stock option or an SAR with an exercise price at the fair market value on the date of grant, or 110% of the fair market value for certain incentive stock options.

In the case of an incentive stock option, no taxable income is recognized upon exercise of the option. If the optionee disposes of the shares acquired pursuant to the exercise of an incentive stock option more than two (2) years after the date of grant and more than one (1) year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and we will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, a portion of his or her gain will be treated as ordinary income and we will generally be entitled to deduct such amount.

Upon the exercise of a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and we generally are entitled to a deduction for such amount of the date of exercise so long as we properly withhold income taxes thereon. If the optionee later sells shares acquired pursuant to the nonqualified stock option, he or she will recognize long-term or short-term capital gain or loss.

In the case of an SAR, the optionee recognizes ordinary income and we may deduct an amount equal to the excess, if any, of the fair market value of the shares of common stock on the exercise date over the base price thereof.

Long term capital gains are generally taxed at substantially lower marginal rates, as compared to ordinary income, while short term capital gains are generally taxed at ordinary income marginal rates.

In addition to the federal income tax consequences described above, an option holder may be subject to the alternative minimum tax, which is payable to the extent it exceeds the option holder’s regular tax. For this purpose, upon the exercise of an incentive stock option, the excess of the fair market value of the shares over the exercise price therefore is a tax preference item. In addition, the option holder’s basis in such shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an option holder is required to pay an alternative minimum tax, then the amount of such tax which is attributable to deferral preferences (including the incentive stock option preference) is allowed as a credit against the option holder’s regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

Certain Limitations on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a publicly held corporation a deduction for compensation in excess of $1 million per year paid to the Chief Executive Officer or any of the four most highly compensated executive officers (other than the chief executive officer). Accordingly, the deduction limitation of Section 162(m) of the Internal Revenue Code applies to all grants under the 2016 Option Plan. However, an exception to the deduction limitation of Section 162(m) applies to certain performance-based compensation. We believe that options and SARs granted under the 2016 Option Plan should qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code.

All Option Plan Grants, Benefits and Additional Information

The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

As of the end of our last fiscal year, options to purchase 558,975 shares of common stock are available for future grants under all of our 2016 Option Plan.

Outstanding Option Grants to Directors

Our board of directors authorized a new automatic grant of non-qualified stock options to purchase 1,500 shares with an exercise price of $97.84 for six (6) years to each of our six (6) independent directors commencing on the last business day of December 30, 2022 to coincide with the historic grant date to officers and employees, and continuing on the last business day of each year thereafter, subject to the approval of our shareholders at this 2023 annual meeting. The options are exercisable 20% per year each year on a cumulative basis after one (1) year for a five (5) year period, so the option is fully exercisable on the first day of the sixth year. If this Amendment to the 2016 Option Plan is not approved by our shareholders, then the stock options granted to our independent directors will automatically become void and of no effect.

Vote Required and Board of Directors’ Recommendation

The approval of this proposal will require the affirmative vote of a majority of the total number of votes of outstanding shares of our common stock present in person or represented by proxy at this annual meeting and entitled to vote. In determining whether approval of this proposal has received the requisite number of affirmative votes, uninstructed shares are not entitled to vote on this matter and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes. Affiliates of our company informed us that they will vote FOR approval of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL.

Principal Accountant Fees and Services

Fees

The following sets forth the fees billed to us by Mazars USA LLP, as well as discusses the services provided for the past two fiscal years, fiscal years ended December 31, 2022 and December 31, 2021.

Audit Fees

Fees billed by Mazars USA LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $1.4 million and $1.2 and million for 2022 and 2021, respectively.

Audit-Related Fees

Mazars USA LLP did not bill us for any audit-related services during 2022 and 2021.

Tax Fees

Mazars USA did not bill us in 2022 for any tax services. Tax services billed to us during 2021 was $49,300.

All Other Fees

Mazars S.A. billed us $6,000 and $3,000 for other services during 2022 and 2021, respectively.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of our independent auditor, who prepares or issues an audit report for us.

During the first quarter of 2022, the audit committee authorized the following non-audit services to be performed by Mazars USA LLP.

●	We authorized the engagement of Mazars USA LLP if deemed necessary to provide tax consultation in the ordinary course of business for fiscal year ended December 31, 2022.

●	We authorized the engagement of Mazars USA LLP if deemed necessary to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, up to a $10,000 fee limit per project (or €10,000 in the case of Interparfums, SA), subject to an aggregate fee limit of $50,000 for fiscal year ended December 31, 2022. If we require further tax services from Mazars USA LLP, then the approval of the audit committee must be obtained.

●	We authorized the engagement of Mazars USA LLP if deemed necessary to provide attestation or other services as may be required on a project by project basis that would not be considered in the ordinary course of business, up to a $10,000 fee limit per project (or €10,000 in the case of Interparfums, SA), subject to an aggregate fee limit of $50,000 for fiscal year ended December 31, 2022. If we require further tax services from Mazars USA LLP, then the approval of the audit committee must be obtained.

●	If we require other services by Mazars USA LLP on an expedited basis such that obtaining pre-approval of the audit committee is not practicable, then the Chairman of the Committee has authority to grant the required pre-approvals for all such services.

●	We imposed a cap of $100,000 on the fees that Mazars USA LLP can charge for services on an expedited basis that are approved by the Chairman without obtaining full audit committee approval.

●	None of the non-audit services of either of the Company’s auditors had the pre-approval requirement waived in accordance with Rule 2-01(c)(7)(i)(C) of Regulation S-X.

PROPOSAL NO. 5:

RATIFICATION OF SELECTION OF

MAZARS USA LLP AS INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has selected the firm of Mazars USA LLP, independent auditor, to audit the accounts for our company for fiscal year ending December 31, 2023. The firm of Mazars USA LLP has audited our company’s financial statements since 2004. Our company is advised that neither that firm nor any of its partners has any material director or indirect relationship with our company. The Audit Committee of our Board of Directors considers Mazars USA LLP to be well qualified for the function of serving as our company’s auditors. The Delaware General Corporation Law does not require the approval of the selection of auditors by a company’s stockholders, but in view of the importance of the financial statement to stockholders, the Board of Directors deems it desirable that they pass upon its selection of auditors. In the event the stockholders disapprove of the selection, the Audit Committee of the Board of Directors will consider the selection of other auditors. The Board of Directors recommends that you vote in favor of the above proposal in view of the familiarity of Mazars USA LLP with the Company’s financial and other affairs due to its previous service as auditors for the Company. A representative of Mazars USA LLP is not expected to be present at the Annual Meeting.

Unless otherwise directed by the stockholder giving the proxy, the proxy will be voted for the ratification of the selection by the Board of Directors of Mazars USA LLP as the Company’s independent auditor for Fiscal 2023.

THE BOARD RECOMMENDS VOTING “FOR” PROPOSAL 5.

Certain Relationships and Related Transactions, and Director Independence

Transactions with European Subsidiaries

We also provide (or had provided on our behalf) certain financial, accounting and legal services for Interparfums, SA, and during 2022, 2021 and 2020 fees for such services were $491,300, $443,625 and $450,750, respectively.

In September 2021, Interparfums Luxury Brands, Inc., an indirect majority-owned subsidiary of the Company, loaned the Company $24 million, which is repayable in 12 equal monthly payments with interest at 2% per annum commencing on January 31, 2022.

In December 2021, Interparfums, USA LLC, a United States subsidiary, renewed a license agreement for five years that was initially signed in 2012 on the same terms with Interparfums Suisse (SARL), a Swiss subsidiary of Interparfums, SA, for the right to sell amenities under the Lanvin brand name to luxury hotels, cruise lines and airlines in return for royalty payments as are customary in our industry.

In September 2022, Interparfums Luxury Brands, Inc. loaned the Company $10 million, which is repayable in one lump sum on June 30, 2023 with interest at 3.5% per annum. In addition, the $2 million payment due on September 30, 2022 by the Company against the loan made in September 2021 was postponed to January 31, 2023 together with interest at 2% per annum.

Fee for Director’s Company

In connection with the acquisition of the Donna Karan license, which became effective on July 1, 2022 as discussed above, we agreed to pay to a company controlled by Mr. Gilbert Harrison, a director, the sum of $300,000, payable over time, with $120,000 paid in 2021, $120,000 paid one year later in 2022 and $60,000 due two years later in 2023.

Employment and Consulting Agreements

As part of our acquisition in 1991 of the controlling interest in Interparfums, SA, now a subsidiary, we entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Interparfums, SA. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days’ notice. For 2020, Mr. Benacin received an annual salary of approximately $539,000, and automobile expenses of approximately $12,500 which are subject to increase in the discretion of the board of directors. The agreement also provides for indemnification and a covenant not to compete for one year after termination of employment.

In 2014, we entered into a consulting agreement with Mr. Benacin’s holding company, Philippe Benacin Holding SAS, which provides for review on an annual basis of the amount of compensation payable to such company. The agreement also provides for indemnification for Mr. Benacin and his holding company and a covenant not to compete for one year after termination of the agreement. The agreement was for one year, with automatic one year renewals unless either party terminates on 120 days’ notice or Mr. Benacin ceases to be the President of our company. For 2015 through 2020 Mr. Benacin’s personal holding company received $250,000 each year for services rendered outside of the United States by Mr. Benacin in his capacity as President. In addition, in December 2018 and December 2019, we granted options to purchase 25,000 shares for the benefit of Mr. Benacin, and were granted to his personal holding company instead of Mr. Benacin directly.

In 2013, we enter into a consulting agreement with Mr. Madar’s holding company, Jean Madar Holding SAS, which provides for review on an annual basis of the amount of compensation payable to such company. The agreement also provides for indemnification for Mr. Madar and his holding company and a covenant not to compete for one year after termination of the agreement. The agreement was for one year, with automatic one year renewals unless either party terminates on 120 days’ notice or Mr. Madar ceases to be the Chief Executive Officer of our company. From 2013 through 2017, Mr. Madar’s personal holding company received $250,000 each year for services rendered outside of the United States by Mr. Madar in his capacity as Chief Executive Officer. For 2018, as the result of Mr. Madar spending more time outside of the United States, we changed the allocation of cash compensation paid to Mr. Madar personally and to his holding company, but not the aggregate amount. The amount of salary paid to Mr. Madar in 2018 was reduced from $380,000 to $160,000, while payments to his holding company were increased by the like amount from $250,000 to $470,000. Therefore, for 2018 total cash compensation for Mr. Madar paid to him and his personal holding company remained unchanged at $630,000. This consulting agreement was renewed at $470,000 for 2019. As discussed above, in view of receiving substantially less than the annual and median average CEO salaries for peer companies and companies with comparable market capitalization, in early February 2020, Mr. Madar’s base salary was increased by $600,000 to $1.23 million effective as of January 1, 2020, and allocated so that the annual base salary for Jean Madar individually was $285,000, and the fees to Jean Madar Holding SAS were $945,000, effective as of January 1, 2020. In addition, in December 2018 and December 2019, we granted options to purchase 25,000 shares for the benefit of Mr. Madar, which were granted to his personal holding company instead of Mr. Madar directly. As previously reported, for 2023 the service fee paid to Jean Madar Holding SAS was increased to $2 million per year.

Procedures for Approval of Related Person Transactions

Transactions between related persons, such as between an executive officer or director and our company, or any company or person controlled by such officer or director, are required to be approved by our Audit Committee of our board of directors. Our Audit Committee Charter contains such explicit authority, as required by the applicable rules of The Nasdaq Stock Market.

The following are our directors who are independent directors within the applicable rules of The Nasdaq Stock Market:

Francois Heilbronn

Robert Bensoussan

Patrick Choël

Michel Dyens

Veronique Gabai-Pinsky

Gilbert Harrison

We follow and comply with the independent director definitions as provided by The Nasdaq Stock Market rules in determining the independence of our directors, which are posted on our company’s website. In addition, such rules are also available on The Nasdaq Stock Market’s website. In addition, The Nasdaq Stock Market maintains more stringent rules relating to director independence for the members of our Audit Committee, and the members of our Audit Committee, Messrs. Heilbronn and Choël, as well as Ms. Gabai-Pinsky, are independent within the meaning of those rules.

Board Leadership Structure and Risk Management

For more than the past ten (10) years, Jean Madar has held the positions of Chairman of the Board of Directors and Chief Executive Officer of our company. Almost since inception, Mr. Madar has been allocated the responsibility of overseeing our United States operations and the operation of Inter Parfums, Inc., as a public company. Philippe Benacin, as Chief Executive Officer of Interparfums, SA, has been allocated the responsibility of overseeing our European operations and its operation as a public company in France. In addition, Mr. Benacin is also the Vice Chairman of the Board of Directors of our company. Our board of directors is comfortable with this approach, as the two largest beneficial stockholders of our company are also directly responsible for the operations of our company’s two operating segments. Accordingly, our board of directors does not have a “Lead Director,” a non-management director who controls the meetings of our board of directors.

Our board of directors manages risk by (i) review of periodic operating reports and discussions with management; (ii) approval of executive compensation incentive plans through its committee, the Executive Compensation and Stock Option Committee; (iii) approval of related party transactions through its committee, the Audit Committee; and (iv) approval of material transactions not in the ordinary course of business. Since our inception, we have never been the subject of any material product liability claims, and we have had no recent material property damage claims.

Further, we periodically enter into foreign currency forward exchange contracts to hedge exposure related to receivables denominated in a foreign currency and to manage risks related to future sales expected to be denominated in a foreign currency. We enter into these exchange contracts for periods consistent with our identified exposures. The purpose of the hedging activities is to minimize the effect of foreign exchange rate movements on the receivables and cash flows of Interparfums, SA, our French subsidiary, whose functional currency is the Euro. All foreign currency contracts are denominated in currencies of major industrial countries and are with large financial institutions, which are rated as strong investment grade.

In addition, we mitigate interest rate risk by continually monitoring interest rates, and then determining whether fixed interest rates should be swapped for floating rate debt, or if floating rate debt should be swapped for fixed rate debt.

SHAREHOLDERS’ PROPOSALS

Proposals of shareholders intended to be presented at the 2024 annual meeting of shareholders must be received in writing by the Secretary of our company at our principal offices in New York City, by April 2, 2024, in order to be considered for inclusion in our proxy statement relating to that meeting.

If a shareholder intends to make a proposal at the 2024 annual meeting, such shareholder must have given timely notice thereof in proper written form to the Secretary of our company, in compliance with Section 8 of Article II of our By-Laws. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at our principal executive office in New York, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders i.e., between July 18, 2024, and June 1, 2024; however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of our capital stock which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

By Order of our Board of Directors

Amanda Seelinger, Secretary

Exhibit A

2016 STOCK OPTION PLAN (AS AMENDED)1

OF

INTER PARFUMS, INC.

1. Purposes of The Plan. This stock option plan (the “Plan”) is designed to provide an incentive to key employees, officers, directors and consultants of Inter Parfums, Inc., a Delaware corporation (the “Company”), and its present and future subsidiary corporations, as defined in Paragraph 17 (“Subsidiaries”), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options and stock appreciation rights (“SARs”).

2. Shares Subject To The Plan. The aggregate number of shares of Common Stock, $.001 par value per share, of the Company (“Common Stock”) for which options or SARs may be granted under the Plan shall not exceed 1,000,000, and the Company hereby reserves 50,000 shares of Common Stock to be available solely for issuance to Nonemployee Directors, as hereinafter defined, upon options to be granted under 2016 Option Plan. Such shares may, at the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 14, any shares subject to an option or SAR which for any reason expire, are canceled or are terminated unexercised (other than those which expire, are canceled or terminated pursuant to the exercise of a tandem SAR or option) shall again become available for the granting of options or SARs under the Plan. The number of shares of Common Stock underlying that portion of an option or SAR which is exercised (regardless of the number of shares actually issued) shall not again become available for grant under the Plan.

3. Administration Of The Plan.

(a) The Plan shall be administered by the Board of Directors, or if appointed, by a committee consisting of not less than two (2) members of the Board of Directors, each of whom shall be a “Nonemployee Director” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission. (The group administering the plan is referred to as the “Committee”). The failure of any of the Committee members to qualify as a Nonemployee Director shall not otherwise affect the validity of the grant of any option or SAR, or the issuance of shares of Common Stock otherwise validly issued upon exercise of any such option. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

(b) Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the individuals who shall receive options and SARS; the times when they shall receive them; whether an option shall be an incentive or a nonqualified stock option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments, and if in installments, the number of shares to be subject to each installment; whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the optionee’s exercise of an SAR; whether to require that the optionee remain in the employ of, or in association with, the Company or its Subsidiaries for a period of time from and after the date the option or SAR is granted to him; the amount necessary to satisfy the Company’s obligation to withhold taxes; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option or SAR and to waive any such restriction; to subject the exercise of all or any portion of an option or SAR to the fulfillment of contingencies as specified in the Contract (as described in Paragraph 12), including without limitations, contingencies relating to financial objectives (such as, but not limited to, earnings per share, cash flow return, return on investment or growth in sales) for a specified period for the Company, a division, a product line or other category, and/or the period of continued employment of the optionee with the Company or its Subsidiaries, and to determine whether such contingencies have been met; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

1 As amended September 14, 2023, with deleted text in strikethrough font and new text underlined.

(c) Subject to the express provisions of the Plan and solely with respect to employees or consultants of the Company who are not executive officers or directors of the Company, the Committee hereby delegates to the Chief Executive Officer, and to act in place and on behalf of the Committee, the authority to grant nonqualified options and SARs to such employees or consultants; to determine the term of such nonqualified options and SARs; to determine whether an option or SAR shall be exercisable in whole, in part or in installments; to determine whether to require that the optionee remain in the employ of, or association with, the Company or its Subsidiaries for a period of time from and after the date the option or SAR is granted to such person; and to subject the exercise of all or any portion of an option or SAR to the fulfillment of contingencies as specified in the Contract. Any such action by the Chief Executive Officer shall be promptly reduced to writing and provided to the Committee.

(d) With regard to option grants to Nonemployee Directors, the Plan shall be self-executing. However, subject to the express provisions of the Plan, with regard to Nonemployee Directors, the Committee shall have the power to interpret the Plan; correct any defect, supply any omission or reconcile any inconsistency in the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and make all other determinations necessary or advisable for the administration of the Plan.

4. Eligibility.

(a) The Committee may, consistent with the purposes of the Plan, grant incentive stock options to key employees (including officers and directors who are employees) and nonqualified stock options and SARs to key employees, officers, directors and consultants of the Company or any of its Subsidiaries from time to time, but not to Nonemployee Directors, who are to receive automatic grants of nonqualified stock options without discretion of the Committee, as hereinafter set forth, within eleven (11) years from the date of adoption of the Plan by the Board of Directors, covering such number of shares of Common Stock as the Committee may determine; provided that, the aggregate market value (determined at the time the stock option is granted) of the shares for which any eligible person may be granted incentive stock options under the Plan or any plan of the Company, or of a Parent or a Subsidiary of the Company which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Any option (or portion thereof) granted in excess of such amount shall be treated as a nonqualified stock option.

(b) Notwithstanding any other provision of the Plan, if the Committee determines that at the time a person is granted an option or SAR, such person is then, or is likely to become, a Covered Person (as hereinafter defined), then the Committee may provide that this Section 4(b) is applicable to such grant.

(i) Notwithstanding any provision of this Plan, no person eligible to receive a grant of an option or SAR under this Plan shall be granted options to purchase or an SAR in excess of 150,000 shares of common stock in any one fiscal year. Such 150,000 maximum number shall be appropriately adjusted for stock splits, stock dividends and the like.

(ii) Notwithstanding any provision of this Plan, the exercise price for all options and the base price for all SARs to be granted under the Plan, shall not be less than the Fair Market Value (as hereinafter defined) at the time of grant.

(iii) The term “Covered Person” shall mean a “covered employee” within the meaning of Code Section 162(m)(3) or any successor provision thereto.

(c) Nonemployee Directors shall not be eligible to receive a stock option or SAR grant in the discretion of the Committee. In lieu of such discretionary grants, each Nonemployee Director shall receive the following option grants:

(i) Each Nonemployee Director was granted an option to purchase 1,500 shares of Common Stock effective as of the last business day of 2022, and each Nonemployee Director shall be granted an option to purchase 1,500 shares of Common Stock commencing on the last business day of each succeeding December throughout the term of this Plan for so long as such person is a Nonemployee Director.

(ii) Notwithstanding the foregoing, if a Nonemployee Director did not attend one of the two in-person board meetings that are usually held during January-February and June-July of such calendar year, then the option to be granted on the last business day of the same calendar year under this Plan would be reduced by 50%; and if such Nonemployee Director did not attend both of such meetings, then such Nonemployee Director would not receive any option grant on the last business day of the same calendar year.

(iii) If a sufficient number of shares of Common Stock reserved for issuance upon proper exercise of options to be granted to Nonemployee Directors on the last business day of December grant date does not exist, then the aggregate remaining number of shares shall be prorated equally among options to be granted to all Nonemployee Directors at such grant date, and options shall be granted to purchase such reduced number of shares.

(iv) All options that may be granted from time to time under the Plan to Nonemployee Directors shall vest and become exercisable to purchase shares of Common Stock as follows: 20% one year after the date of grant, and then 20% on each of the second, third, fourth, and fifth consecutive years from the date of grant on a cumulative basis, so that each option shall become fully vested and exercisable on the first day of the sixth year from the date of grant.

5. Exercise Price And Base Price.

(a) The exercise price of the shares of Common Stock under each option and the base price for each SAR shall be determined by the Committee; provided that, in the case of

(i) Nonemployee Directors, all options granted under this Plan shall have an exercise price equal to one hundred percent (100%) of the fair market value of the Common Stock as hereinafter determined (“Fair Market Value”) on the date of grant, and

(ii) an incentive stock option, the exercise price shall not be less than 100% of the Fair Market Value on the date of grant, and further provided, that if, at the time an incentive stock option is granted, the optionee owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, then the exercise price shall not be less than 110% of the Fair Market Value subject to the option at the time of the granting of such option.

(b) The Fair Market Value on the date of grant shall be: (i) If the principal market for the Common stock is a national securities exchange, then the closing price of the Common Stock on the last trading day immediately preceding the date of grant as reported by such exchange; or (ii) if the principal market for the Common Stock is not a national securities exchange, then the Fair Market Value shall be determined by the Committee by any method consistent with United States generally accepted accounting principles. The determination of the Committee shall be conclusive in determining Fair Market Value.

6. Term.

(a) Except as otherwise provided in this Plan, the term of each option and SAR granted pursuant to the Plan shall be as established by the Committee, in its sole discretion. The term of each incentive stock option granted pursuant to the Plan shall be for a period not exceeding eleven (11) years from the date of grant thereof; provided that, if, at the time an incentive stock option is granted, the optionee owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, then the term of the incentive stock option shall be for a period not exceeding five (5) years.

(b) For options granted to Nonemployee Directors, the term of each option shall be six (6) years.

(c) Options shall be subject to earlier termination as hereinafter provided.

7. Exercise.

(a) An option or SAR (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office (at present 551 Fifth Avenue, New York, NY 10176) stating whether an incentive or nonqualified stock option or SAR is being exercised, specifying the number of shares as to which such option or SAR is being exercised, and in the case of an option, accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) in the discretion of the Committee (i) in cash, by certified check or by wire transfer of funds through the Federal Reserve System, (ii) with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (iii) any combination thereof. In addition, upon the exercise of a nonqualified stock option or SAR, the Company may withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount which it determined is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other taxes incurred by reason of such exercise. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares pursuant to any such option or SAR until all required payments have been made. Fair market value of the shares shall be determined in accordance with Paragraph 5(b).

(b) A person entitled to receive Common Stock upon the exercise of an option or SAR shall not have the rights of a shareholder with respect to such shares until the date of issuance of such shares; provided that, until such shares are issued, any option holder using previously acquired shares in payment of an option exercise price shall have the rights of a shareholder with respect to such previously acquired shares.

(c) In no case may a fraction of a share be purchased or issued under the Plan. Any option granted in tandem with an SAR shall no longer be exercisable to the extent the SAR is exercised, and the exercise of the related option shall cancel the SAR to the extent of such exercise.

8. Stock Appreciation Rights.

(a) An SAR may be granted separately, in tandem with or in addition to any option, and may be granted before, simultaneously with or after the grant of an option hereunder. In addition, the holder of an option may, in lieu of making the payment required at the time of exercise under Paragraph 7, include in the written notice referred to therein an “election” to exercise the option as an SAR. In such case, the Committee shall have fifteen (15) days from the receipt of notice of the election to decide, in its sole discretion, whether or not to accept the election and notify the option holder of its decision. If the Committee consents, then such exercise shall be treated as the exercise of an SAR with a base price equal to the exercise price.

(b) Upon the exercise of an SAR, the holder shall be entitled to receive an amount equal to the excess of the Fair Market Value on the date of exercise over the base price of the SAR. Such amount shall be paid, in the discretion of the Committee, in cash, Common Stock having a Fair Market Value on the date of payment equal to such amount, or a combination thereof. For purposes of this Paragraph 8, Fair Market Value shall be determined in accordance with Paragraph 5(b).

9. Termination of Association with the Company (Other Than Death or Permanent Disability).

(a) Any holder of an incentive option whose association with the Company (and its Subsidiaries) has terminated for any reason other than his death or permanent and total disability as defined in Section 22(e)(3) of the Code (“Permanent Disability”) may exercise such option, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but in no event after the expiration of the term of the option; provided that, if such association shall be terminated either (i) for cause, or (ii) without the consent of the Company, then said option shall terminate immediately.

(b) Except with regard to stock options granted to Nonemployee Directors, any and all nonqualified stock options or SARs granted under the Plan shall terminate simultaneously with the termination of association of the holder of such nonqualified option or SAR with the Company (and its Subsidiaries) for any reason other than the death or Permanent Disability of such holder.

(c) Options and SARs granted under the Plan shall not be affected by any change in the status of an optionee so long as he continues to be associated with the Company or any of the Subsidiaries.

(d) Nothing in the Plan or in any option or SAR granted under the Plan shall confer on any individual any right to continue to be associated with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the holder’s association at any time for any reason whatsoever without liability to the Company or any of its Subsidiaries.

(e) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board, otherwise than by reason of death or Permanent Disability, then such option may be exercised (to the extent that the Nonemployee Director was entitled to do so at the time of cessation of service) at any time within three (3) months after such cessation of service but not thereafter, and in no event after the date on which, except for such cessation of service, the option would otherwise expire.

10. Death or Permanent Disability of An Optionee.

(a) Except with regard to options held by Nonemployee Directors, if an optionee dies while he or she is associated with the Company or any of its Subsidiaries, or within three (3) months after such termination for the holder of an incentive option (unless such termination was for cause or without the consent of the Company), then the remaining unexercised portion of the option or SAR may be exercised in whole or in part (notwithstanding that the option or SAR had not yet become exercisable with respect to all or part of such shares at the date of death, i.e., all vesting requirements shall lapse) by such person’s executor, administrator or other person at the time entitled by law to the decedent’s rights under the option or SAR, at any time within one (1) year after death, but in no event after the expiration of the term of the option or SAR.

(b) If a Nonemployee Director to whom an option has been granted under the Plan shall die while he or she is serving on the Board, or within three (3) months after cessation of service on the Board, then the remaining unexercised portion of the option may be exercised in whole or in part (notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of such death, i.e., all vesting requirements shall lapse) by such person’s executor, administrator or other person at the time entitled by law to the decedent’s rights, at any time within one (1) year after his death, but in no event after the date on which, except for such death, the option would otherwise expire.

(c) Except with regard to options held by Nonemployee Directors, any holder whose association with the Company or its Subsidiaries has terminated by reason of a Permanent Disability may exercise his option or SAR, to the extent exercisable upon the effective date of such termination, at any time within one (1) year after such date, but in no event after the expiration of the term of the option or SAR.

(d) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board by reason of a Permanent Disability, then the remaining unexercised portion of the option may be exercised in whole or in part by the Nonemployee Director (notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of such Permanent Disability i.e., all vesting requirements shall lapse) at any time within one (1) year after such Permanent Disability, but not thereafter, and in no event after the date on which, except for such Permanent Disability, the option would otherwise expire.

11. Compliance With Securities Laws. The Committee may require, in its discretion, as a condition to the exercise of an option or SAR that either (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to such shares shall be effective at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option or SAR under the Securities Act. In addition, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares subject to such option or SAR on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an option or SAR, or the issue of shares thereunder, then such option or SAR may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12. Stock Option and SAR Contracts. Each option and SAR shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee, and which shall provide, among other things, (i) that the optionee agrees that he or she will remain in the employ of or association with the Company or its Subsidiaries, at the election of the Company, for the later of (A) the period of time determined by the Committee at or before the time of grant or (B) the date to which such optionee is then contractually obligated to remain associated with the Company or its Subsidiaries, (ii) that in the event of the exercise of an option or an SAR which is paid with Common stock, unless the shares of Common Stock received upon such exercise shall have been registered under an effective registration statement under the Securities Act, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of the Securities Act, and (iii) that in the event of any disposition of the shares of Common Stock acquired upon the exercise of an incentive stock option within two (2) years from the date of grant of the option or one (1) year from the date of transfer of such shares to him or her, the optionee will notify the Company thereof in writing within 30 days after such disposition, pay the Company, on demand, in cash an amount necessary to satisfy its obligation, if any, to withhold any Federal, state and local income taxes or other taxes by reason of such disqualifying disposition and provide the Company, on demand, with such information as the Company shall reasonably request to determine such obligation.

13. Adjustment of and Changes in Common Stock.

(a) If the outstanding shares of the Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Corporation through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or the like, then an appropriate and proportionate adjustment shall be made in the (i) aggregate number and kind of securities available under the Plan, and (ii) number and kind of securities issuable upon the exercise of all outstanding options and SARs granted under the Plan, without change in the total price applicable to the unexercised portion of such options or SARs, but with a corresponding adjustment in the exercise price or base price for each unit of any security covered by such options or SARs.

(b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, or upon the sale of substantially all of the assets of the Corporation, the Committee shall provide in writing in connection with such transaction for one or more of the following alternatives, separately or in combination: (i) the assumption by the successor entity of the options theretofore granted or the substitution by such entity for such options of new options or SARs covering the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (ii) the continuance of such option agreements by such successor entity in which such options shall remain in full force and effect under the terms so provided.

(c) Any adjustments under this Section 13 shall be made by the Committee, whose good faith determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

14. Amendments and Termination of The Plan. The Plan was adopted by the Board of Directors on June 28, 2016, amended at the 2019 annual meeting of shareholders, and further amended at the 2022 annual meeting of shareholders. In December 2022, the Board of Directors further amended the Plan, which was approved at the 2023 annual meeting of shareholders. No options may be granted under the Plan after June 27, 2026. The Board of Directors, without further approval of the Company’s stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that incentive stock options granted hereunder meet the requirements for “incentive stock options” under the Code, or any comparable provisions thereafter enacted and conform to any change in applicable law or to regulations or rulings of administrative agencies; provided that, no amendment shall be effective without the prior or subsequent approval of a majority of the Company’s outstanding stock entitled to vote thereon which would (a) except as contemplated in Paragraph 13, increase the maximum number of shares for which options may be granted under the Plan, (b) materially increase the benefits to participants under the Plan or (c) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option.

15. Nontransferability Of Options. No option or SAR granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, or qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, and options and SARs may be exercised, during the lifetime of the holder thereof, only by him/her or his/her legal representatives. Except to the extent provided above, options and SARs may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not subject to execution, attachment or similar process.

16. Substitutions and Assumptions of Options of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options and new SARs for prior SARs of a Constituent Corporation (as defined in Paragraph 17) or assume the prior options or SARs of such Constituent Corporation.

17. Certain Definitions.

(a) The term “Subsidiary” shall have the same definition as “subsidiary corporation” in Section 424(f) of the Code.

(b) The term “Parent” shall have the same definition as “parent corporation” in Section 424(e) of the Code.

(c) The term “Constituent Corporation” shall mean any corporation which engages with the Company, its Parent or Subsidiary, in a transaction to which section 424(a) of the Code applies (or would apply if the option or SAR assumed or substituted were an incentive stock option), or any Parent or any Subsidiary of such corporation.

18. Conditions Precedent. The Plan shall be subject to approval by the holders of a majority of shares of the Company’s capital stock outstanding and entitled to vote thereon at the next meeting of its stockholders, or the written consent of the holders of a majority of shares that would have been entitled to vote thereon, and no options or SARs granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval.

ANNUAL MEETING OF STOCKHOLDERS OF INTER PARFUMS, INC. September 14, 2023 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 14, 2023 The proxy statement and the company’s annual report to shareholders for the fiscal year ended December 31, 2022 are available at: http://annualmeeting.interparfumsinc.com/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Jean Madar O Philippe Benacin O Philippe Santi O Francois Heilbronn O Robert Bensoussan O Veronique Gabai-Pinsky O Gilbert Harrison O Michel Atwood O Gerard Kappauf THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2. 2. To vote for the advisory resolution to approve executive compensation THE BOARD OF DIRECTORS UNAIMOUSLY RECOMMENDS A VOTE “FOR” EVERY YEAR FOR PROPOSAL 3 3. To vote for the advisory resolution on the frequency of future advisory votes concerning compensation of our named executive officers: THE BOARD OF DIRECTORS UNAIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4. 4. To vote for the adoption of an amendment to our 2016 Option Plan to provide for the provision of automatic grants of stock options to purchase 1,500 shares of our common stock on the last business day of each calendar year to independent directors effective as of this past December 31, 2022, which has already been approved by the entire Board of Directors THE BOARD OF DIRECTORS UNAIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 5. 5. To vote to ratify the appointment by the Board of Directors of Mazars USA LLP, to serve as the independent auditor for the current fiscal year. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Please mark, date, sign and return this Proxy promptly in the enclosed envelope. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the e n v e l o p e p r o v i d e d . 20903004003000300000 2 091423 FOR AGAINST ABSTAIN GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTORS FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Every 2 Years Every 3 Years ABSTAIN Every Year

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2. 2. To vote for the advisory resolution to approve executive compensation THE BOARD OF DIRECTORS UNAIMOUSLY RECOMMENDS A VOTE “FOR” EVERY YEAR FOR PROPOSAL 3 3. To vote for the advisory resolution on the frequency of future advisory votes concerning compensation of our named executive officers: THE BOARD OF DIRECTORS UNAIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4. 4. To vote for the adoption of an amendment to our 2016 Option Plan to provide for the provision of automatic grants of stock options to purchase 1,500 shares of our common stock on the last business day of each calendar year to independent directors effective as of this past December 31, 2022, which has already been approved by the entire Board of Directors THE BOARD OF DIRECTORS UNAIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 5. 5. To vote to ratify the appointment by the Board of Directors of Mazars USA LLP, to serve as the independent auditor for the current fiscal year. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. Please mark, date, sign and return this Proxy promptly in the enclosed envelope. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ANNUAL MEETING OF STOCKHOLDERS OF INTER PARFUMS, INC. September 14, 2023 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x COMPANY NUMBER ACCOUNT NUMBER IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 14, 2023 The proxy statement and the company’s annual report to shareholders for the fiscal year ended December 31, 2022 are available at: http://annualmeeting.interparfumsinc.com/ 1. Election of Directors: O Jean Madar O Philippe Benacin O Philippe Santi O Francois Heilbronn O Robert Bensoussan O Veronique Gabai-Pinsky O Gilbert Harrison O Michel Atwood O Gerard Kappauf FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) NOMINEES: FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTORS FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Every 2 Years Every 3 Years ABSTAIN Every Year 20903004003000300000 2 091423

14475 INTER PARFUMS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Jean Madar and Joseph A. Caccamo, Esq. as proxies (the “Proxies”), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Inter Parfums, Inc. (the “Company”) held of record by the undersigned on July 18, 2023 at the Annual Meeting of stockholders to be held at Inter Parfums, Inc., 551 Fifth Avenue, New York, New York 10176, on September 14, 2023 at 10:00 A.M. New York City time, and at any adjournments thereof, as directed on the reverse side, and in their discretion on all other matters coming before the meeting and any adjournments thereof. (Continued and to be signed on the reverse side) 1.1